UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
CADENCE DESIGN SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CADENCE DESIGN SYSTEMS, INC.
2655 SEELY AVENUE
SAN JOSE, CALIFORNIA 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 13, 2009

TO THE STOCKHOLDERS OF CADENCE DESIGN SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, will be held on May 13, 2009, at 1:00 p.m. Pacific time, at Cadence’s offices located at 2655 Seely Avenue, Building 10, San Jose, California 95134 for the following purposes:

1.	To elect directors to serve until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To approve an amendment to the Cadence Amended and Restated Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder.

3.	To ratify the selection of KPMG LLP as the independent registered public accounting firm of Cadence for its fiscal year ending January 2, 2010.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Cadence’s Board of Directors has fixed the close of business on March 17, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

James J. Cowie
Secretary

San Jose, California
March 27, 2009

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE CAST YOUR VOTE VIA THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE. IF YOU CHOSE TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED (WHICH HAS PREPAID POSTAGE IF MAILED IN THE UNITED STATES) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON AT THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

CADENCE DESIGN SYSTEMS, INC.
2655 SEELY AVENUE
SAN JOSE, CALIFORNIA 95134

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 13, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation, which is referred to in this proxy statement as Cadence, for use at its Annual Meeting of Stockholders to be held on May 13, 2009, at 1:00 p.m. Pacific time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting. The annual meeting will be held at Cadence’s offices located at 2655 Seely Avenue, Building 10, San Jose, California 95134. Cadence intends to make available this proxy statement on the Internet at http://www.cadence.com/company/
investor_relations/index.aspx on or about March 27, 2009 to all stockholders entitled to vote at the annual meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to the rules adopted by the U.S. Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, Cadence is furnishing proxy materials to its stockholders primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. We believe that this process expedites stockholders’ receipt of the proxy materials, lowers the costs of our annual meeting and helps conserve natural resources. On or about March 27, 2009, we will mail to each stockholder (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including our proxy statement and annual report, on the Internet and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We may choose to mail a paper copy of the proxy materials, including our proxy statement and annual report, to one or more stockholders.

An audio webcast of the annual meeting will also be available on the investor relations page of Cadence’s website at www.cadence.com. The webcast will allow investors to listen to the proceedings of the annual meeting, but stockholders accessing the annual meeting using the Internet will not be considered present at the annual meeting by virtue of this access and will not be able to vote on matters presented at the annual meeting or ask any questions of Cadence’s directors, management or independent registered public accounting firm. For a description of how to vote on matters presented at the annual meeting, see “Voting” below. The webcast will begin promptly at 1:00 p.m. Pacific time on the day of the annual meeting and may be accessed on Cadence’s website for thirty (30) days thereafter.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Cadence’s outstanding common stock, $0.01 par value per share, at the close of business on March 17, 2009, which is referred to in this proxy statement as the record date, will be entitled to notice of and to vote at the annual meeting. At the close of business on the record date, Cadence had 263,488,918 shares of common stock outstanding and entitled to vote. Each holder of record of common stock outstanding on the record date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The presence in person or by proxy of a majority of the shares of Cadence common stock outstanding and entitled to vote on the record date is required for a quorum at the annual meeting. Both abstentions and “broker non-votes” are counted as present for purposes of determining the presence of a quorum, but broker non-votes will not be counted towards the tabulation of votes cast on proposals presented to stockholders.

Broker non-votes include shares for which a bank, broker or other nominee holder (i.e., record holder) has not received voting instructions from the beneficial owner and for which the record holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record holders of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. The proposals to be voted on at this year’s annual meeting include both routine matters such as the proposal regarding the election of directors and the ratification of Cadence’s independent registered public accounting firm, and a non-routine matter such as the proposal regarding Cadence’s Amended and Restated Employee Stock Purchase Plan.

VOTE REQUIRED

The election of directors at the annual meeting requires that each director receive a majority of the votes cast with respect to that director at the annual meeting (number of shares voted “for” a director must exceed the number of votes cast “against” that director), provided that in a contested election, the directors shall be elected by the affirmative vote of a plurality of the votes cast at the annual meeting.

All other items to be voted on at the annual meeting require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

BNY Mellon Shareowner Services has been appointed as the inspector of elections for this year’s annual meeting. All votes will be tabulated by a representative of BNY Mellon Shareowner Services. This representative will also separately tabulate affirmative and negative votes, abstentions and broker non-votes.

VOTING

Stockholders of record have three options for submitting their vote prior to the annual meeting: (i) vote via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, (ii) vote via telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or (iii) vote via mail by completing, signing, dating and mailing a paper proxy card in a pre-addressed envelope, which you can request as outlined in the Notice of Internet Availability of Proxy Materials.

If a stockholder attends the annual meeting, he or she may also submit his or her vote in person, and any votes that were previously submitted — whether via the Internet, by telephone or by mail — will be superseded by the vote that is cast at the annual meeting. Whether the proxy is submitted via the Internet, by telephone or by mail, if it is properly completed and submitted and if it is not revoked prior to the annual meeting, the shares will be voted at the annual meeting in the manner set forth in this proxy statement or as otherwise specified by the stockholder.

REVOCABILITY OF PROXIES

Whether the proxy is submitted via the Internet, by telephone or by mail, any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by providing a written notice of revocation or a duly executed proxy bearing a later date to Cadence’s Corporate Secretary at Cadence’s corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or it may be revoked by attending the meeting and voting in person. Attendance at the annual meeting will not, by itself, be sufficient to revoke a proxy. Accessing the webcast of the annual meeting will not, by itself, constitute attendance at the annual meeting and will not enable a stockholder to revoke his, her or its proxy using the Internet.

SOLICITATION

Cadence will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders in connection with the matters to be voted on at the annual meeting. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Cadence common stock beneficially owned by others for forwarding to the beneficial owners. Cadence will reimburse persons representing beneficial owners of its common stock for their costs of forwarding solicitation materials to the beneficial owners. The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile, use of the Internet or personal solicitation by directors, officers or other employees of Cadence and by Georgeson Inc., which is referred to in this proxy statement as Georgeson. Cadence has retained Georgeson to solicit proxies and to separately prepare a stockholder vote analysis of certain proposals for an aggregate fee of approximately $10,000, plus reasonable expenses. No additional compensation will be paid to directors, officers or other employees of Cadence or any of its subsidiaries for their services in soliciting proxies.

HOUSEHOLDING INFORMATION

The SEC has adopted rules that allow companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain stockholders who share the same address, a practice referred to as “householding.” Some banks, brokers and other nominees will be householding Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials for stockholders who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or other nominee holder of your Cadence common stock that the broker or other nominee holder will be householding the Notice of Internet Availability of Proxy Materials or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials and proxy materials, or if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and proxy materials and wish to receive only one copy, please notify your broker or other nominee holder of your Cadence common stock. You may also request additional copies of Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials by writing to Cadence’s Corporate Secretary at Cadence’s corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or by calling Cadence’s Investor Relations Group at (408) 944-7100 or e-mailing the Investor Relations Group at investor_relations@cadence.com. Please note, however, that if you wish to receive a paper copy of the proxy or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions provided in the Notice of Internet Availability of Proxy Materials. Copies of Cadence’s SEC filings and certain other submissions are made available free of charge on the investor relations page of Cadence’s website at www.cadence.com as soon as practicable after Cadence electronically files or furnishes these documents with the SEC. Information on Cadence’s website is not incorporated by reference in this proxy statement unless expressly noted.

CORPORATE GOVERNANCE

Cadence common stock is listed on the NASDAQ Global Select Market, which is referred to in this proxy statement as NASDAQ.

Cadence and its Board of Directors, which is referred to in this proxy statement as the Board, regularly review and evaluate Cadence’s corporate governance practices. Cadence’s corporate governance documents are posted on the investor relations page of its website at www.cadence.com. Paper copies of these documents are also available to stockholders upon written request directed to Cadence’s Corporate Secretary at Cadence’s corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines of the Board of Directors, which are referred to in this proxy statement as the Corporate Governance Guidelines. The Corporate Governance Guidelines cover various topics relating to the Board and its activities including, but not limited to, the selection and composition of the Board, Board leadership, compensation of directors, responsibilities of directors, Board access to senior management and outside advisors, meeting procedures and committee matters. The Corporate Governance and Nominating Committee of the Board periodically reviews the Corporate Governance Guidelines, which may be amended by the Board at any time.

CODE OF BUSINESS CONDUCT

Cadence has adopted a Code of Business Conduct to provide standards for ethical conduct in dealing with customers, suppliers, agents, political entities and others. The Code of Business Conduct applies to all Cadence directors, officers and employees (and those of its subsidiaries), including Cadence’s President and Chief Executive Officer, who is referred to in this proxy statement as the CEO, and Cadence’s Chief Financial Officer, who is referred to in this proxy statement as the CFO. Compliance with the Code of Business Conduct is a condition of continued service to or employment with Cadence. The Code of Business Conduct covers topics including, but not limited to, integrity and confidentiality of assets and information, conflicts of interest, compliance with federal and state securities laws, employment practices, payment practices, compliance with competition laws and regulations and compliance with other laws.

Except as provided by applicable law, each person subject to the Code of Business Conduct has the responsibility to report any possible misconduct, including unethical business practices, violations of the Code of Business Conduct and apparent or suspected illegal activities, in the following manner:

•	Employees must report to the Office of the General Counsel or, in the event the report concerns a Cadence executive officer, to the General Counsel or the chair of the Corporate Governance and Nominating Committee (employees may report possible misconduct on an anonymous basis);

•	Executive officers must report to the General Counsel or, if the report concerns the General Counsel, to the chair of the Corporate Governance and Nominating Committee; and

•	Directors must report to the chair of the Corporate Governance and Nominating Committee or, if the report concerns the chair of that committee, to another member of the committee.

Any waiver of a provision of the Code of Business Conduct with respect to a director or an executive officer may only be made by the Board or the Corporate Governance and Nominating Committee. Any waivers for other employees may be granted only by the CEO or the General Counsel, or their respective designees. To the extent required under applicable SEC rules, Cadence will disclose material amendments to the Code of Business Conduct and any waiver of its provisions with respect to any director or executive officer by filing a Current Report on Form 8-K with the SEC or posting such information on its website at www.cadence.com.

STOCK OWNERSHIP GUIDELINES

The Board has adopted Stock Ownership Guidelines to align the interests of its directors and executive officers with the interests of stockholders and to further promote Cadence’s commitment to sound corporate governance. Cadence does not require that directors or executive officers own a specific number of shares because it expects that directors and executive officers will act in Cadence’s best interests regardless of the number of shares they own. However, the Board has established share ownership guidelines for its members and Cadence’s executive officers. Each member of the Board is encouraged to hold at least 5,000 shares of Cadence common stock within the first two years of his or her election to the Board, and Cadence’s executive officers are encouraged to hold at least the following number of shares of Cadence common stock no later than five years after the date of his or her designation to the following offices: CEO — 100,000 shares; CFO — 50,000 shares; and Senior Vice Presidents — 25,000 shares. All directors and executive officers met the Stock Ownership Guidelines as of the record date.

CADENCE’S BOARD OF DIRECTORS

DIRECTOR INDEPENDENCE

Cadence’s Corporate Governance Guidelines require that at least a majority of the Board be “independent directors” within the meaning of the listing standards of NASDAQ. To be “independent” a director must not have a relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a Cadence director. In making these determinations, the Board considers all relevant facts and circumstances and applies the following standards:

•	A director who is employed by Cadence or any of its subsidiaries, or whose family member is employed as an executive officer of Cadence or any of its subsidiaries, is not independent until three years after the end of the employment relationship;

•	A director who accepts, or whose family member accepts, more than $120,000 in compensation from Cadence or any of its subsidiaries, other than compensation for Board or Board committee service, compensation paid to a family member who is a non-executive employee of Cadence or any of its subsidiaries and benefits under a tax-qualified retirement plan or non-discretionary compensation, during any period of twelve consecutive months is not independent until three years after his or her receipt of such payments;

•	A director who is, or whose family member is, a current partner or employee of Cadence’s independent registered public accounting firm is not independent;

•	A director who was, or whose family member was, a partner or employee of Cadence’s independent registered public accounting firm who worked on Cadence’s audit during that time is not independent until three years after the end of the employment relationship;

•	A director who is, or whose family member is, employed as an executive officer of another entity for which at any time during the past three years any of Cadence’s executive officers served on the compensation committee of such entity is not independent; and

•	A director who is, or whose family member is, a partner in, or a controlling stockholder or executive officer of, any organization to which Cadence made, or from which Cadence received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed in such year the greater of 5% of the recipient’s consolidated gross revenues or $200,000, other than payments arising solely from investments in Cadence securities or payments under non-discretionary charitable contribution matching programs, is not independent until three years after such payments are made or received.

The Board has determined that Dr. Shoven and Messrs. Lucas, Scalise, Siboni and Swainson, who constitute a majority of the Board, are “independent directors” within the meaning of the listing standards of NASDAQ.

BOARD MEETINGS

During the fiscal year ended January 3, 2009, the Board held eleven (11) meetings, in addition to taking actions by unanimous written consent in lieu of a meeting. Each Board member attended more than 75% of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member during fiscal 2008. Cadence’s Corporate Governance Guidelines encourage directors to attend the annual meeting of stockholders. All of Cadence’s then current directors attended the 2008 Annual Meeting of Stockholders.

Under Cadence’s Corporate Governance Guidelines, Cadence’s independent directors meet separately at least twice annually. Pursuant to Cadence’s Corporate Governance Guidelines, Dr. Shoven, as the Chairman of the Board and an independent director, presides over meetings of the independent directors.

CONTACTING THE BOARD OF DIRECTORS

Stockholders interested in communicating directly with the Board may do so by sending a letter to the Board, or to any individual director, group of directors or committee of the Board, c/o the Office of the Corporate Secretary, Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California 95134. Inquiries and other communications may be submitted anonymously and confidentially. The Office of the Corporate Secretary will review the correspondence and will transmit such communications as soon as practicable to the identified director addressee(s), unless there are legal or other considerations that mitigate against further transmission of the communication, as determined by the Corporate Secretary. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded by the Corporate Secretary, such as business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam and surveys. In addition, material that the Corporate Secretary determines is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that the Board or individual directors so addressed shall be advised of any communication withheld for legal or other considerations as soon as practicable.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board currently has the following committees:

•	Audit Committee;

•	Compensation Committee;

•	Corporate Governance and Nominating Committee;

•	Finance Committee; and

•	Technology Committee.

Each of the above committees has a written charter approved by the Board. The charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are posted on the investor relations page of Cadence’s website at www.cadence.com. The members and chairs of the current committees are identified in the following table.

Corporate
Governance
and
Director	Audit	Compensation	Nominating	Finance	Technology
Donald L. Lucas	✓	✓	Chair	Chair

Dr. Alberto Sangiovanni-Vincentelli					Chair

George M. Scalise		✓	✓		✓

Dr. John B. Shoven	✓	Chair	✓	✓

Roger S. Siboni	Chair		✓	✓

John A.C. Swainson			✓

Lip-Bu Tan				✓	✓

Audit Committee

The Board has determined that all members of the Audit Committee are “independent” as defined by the NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act. The Board has also determined that each of the members of the Audit Committee is an “audit committee financial expert” as defined in rules promulgated by the SEC. In addition, the Board has determined that each Audit Committee member is able to read and understand fundamental financial statements and, other than strictly in his capacity as a member of the Board or a committee of the Board, has not participated in preparing Cadence’s financial statements in any of the past three years.

The Audit Committee charter was most recently amended in February 2009 and complies with the NASDAQ listing standards. The duties and responsibilities of the Audit Committee include:

•	Appointing, retaining, compensating, evaluating, overseeing and terminating Cadence’s independent registered public accounting firm and annually evaluating the qualifications, performance and independence of the independent registered public accounting firm, including an evaluation of the lead partner of the independent registered public accounting firm;

•	Pre-approving all audit and permissible non-audit services to be provided by the independent registered public accounting firm and establishing policies and procedures for such pre-approval;

•	Reviewing and discussing with the independent registered public accounting firm their report regarding all relationships or services between Cadence and the independent registered public accounting firm and any other relationship or services that may impact the objectivity and independence of the independent registered public accounting firm;

•	Reviewing with the independent registered public accounting firm their audit procedures, including the scope and timing of the audit, the results of the annual audit and any audit problems or difficulties and management’s response to any such problems or difficulties;

•	Meeting to review with management and the independent registered public accounting firm Cadence’s annual and quarterly financial statements, reports and specific disclosures, and recommending to the Board whether the financial statements should be included in Cadence’s Annual Report on Form 10-K;

•	Reviewing and discussing the adequacy and effectiveness of Cadence’s internal controls and disclosure controls and procedures; and

•	Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters, including a system for the confidential anonymous submission of accounting or auditing concerns by Cadence employees.

The Audit Committee held fifteen (15) meetings during fiscal 2008. See “Report of the Audit Committee” below for more information.

Compensation Committee

The Compensation Committee of the Board is comprised of three non-employee directors of Cadence, each of whom the Board has determined to be “independent” as defined by the listing standards of NASDAQ. In addition, all Compensation Committee members are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (which is referred to in this proxy statement as the Code), to allow Cadence a tax deduction for certain employee compensation exceeding $1,000,000 for an individual. All Compensation Committee members are also “outside directors” within the meaning of Rule 16b-3 of the Exchange Act to allow Cadence to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act. The Compensation Committee acts on behalf of the Board, as provided in its charter, to identify, review and approve corporate goals and objectives relevant to the compensation of Cadence’s CEO and any director who is also a Cadence employee, evaluate the performance of the CEO and any director who is also a Cadence employee in light of those goals and objectives, and determine and approve the CEO’s and other executive officers’ compensation. Although the Compensation Committee may delegate its authority to management when it deems it to be appropriate and in the best interests of Cadence, the Compensation Committee did not delegate any authority with respect to the consideration and determination of executive officer and director compensation in fiscal 2008 and does not currently expect to delegate any such authority in the future. At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels and target bonuses for the CEO and other executive officers of Cadence. In addition, the Compensation Committee administers and, if deemed necessary, may amend the Senior Executive Bonus Plan, which is referred to in this proxy statement as the Bonus Plan, Cadence’s equity-based compensation plans and stock purchase plans, and Cadence’s deferred compensation plans. The Compensation Committee also reviews and recommends to the Board the compensation of Cadence’s directors.

The Compensation Committee charter was most recently amended in February 2009. The duties and responsibilities of the Compensation Committee include:

•	Identifying, reviewing and approving corporate goals and objectives relevant to the compensation of Cadence’s CEO and any director who is also a Cadence employee, evaluating the performance of the CEO and any employee director in light of those goals and objectives and determining and approving, either as a committee or together with the independent directors of the Board, the compensation of the CEO and any employee director based on such evaluation;

•	Overseeing the evaluation of the executive officers of Cadence;

•	Reviewing periodically Cadence’s management succession planning in consultation with the CEO and reporting to the Board, at least annually, on CEO succession planning;

•	Reviewing compensation programs and determining the compensation of Cadence’s executive officers;

•	Reviewing and discussing with management Cadence’s Compensation Discussion and Analysis and related disclosures that are required be included in Cadence’s annual report and proxy statement, recommending to the Board, based on the review and discussions, whether the Compensation Discussion and Analysis should be included in the annual report and the proxy statement, and preparing the compensation committee report that SEC rules require to be included in the annual report and the proxy statement; and

•	Reviewing and, in certain cases, amending and administering Cadence’s general compensation plans including:

•	Equity incentive and stock purchase plans;

•	Benefit programs; and

•	Bonus plans.

In fiscal 2008, the Compensation Committee retained the services of an independent compensation consultant, Semler Brossy Consulting Group, LLC, or Semler Brossy, for advice regarding the compensation of Cadence’s executive officers. The Compensation Committee believes that having an independent evaluation of executive officer salary, bonus and equity compensation is a valuable tool for the Compensation Committee and Cadence’s stockholders. Semler Brossy is not engaged to perform any other work for Cadence.

The Compensation Committee retained Semler Brossy for a number of purposes, including:

•	Constructing and reviewing peer groups for compensation comparison purposes;

•	Performing a competitive assessment of Cadence’s compensation programs, practices and levels for its executive officers and other select employees; and

•	Providing information on typical industry practices concerning employment, severance and change in control agreements.

The Compensation Committee made a number of compensation decisions, including decisions with respect to Cadence’s Named Executive Officers (as defined below in “Compensation of Executive Officers”), based on the competitive assessments provided by and through consultation with Semler Brossy. In addition, Cadence’s CEO typically makes assessments and recommendations to the Compensation Committee on whether there should be adjustments to the annual base salary, annual cash incentive compensation and long-term equity incentive compensation of executive officers other than himself based upon an assessment of certain factors described further in “Compensation Discussion and Analysis” below. The Compensation Committee reviews such assessments and recommendations and determines whether or not to approve or modify the CEO’s recommendations. The Compensation Committee’s decisions are made, however, solely by the Compensation Committee, in its sole discretion. See “Compensation Discussion and Analysis” below for more information.

The Compensation Committee held ten (10) meetings during fiscal 2008.

Corporate Governance and Nominating Committee

The Board has determined that all Corporate Governance and Nominating Committee members are independent as defined by the NASDAQ listing standards.

The Corporate Governance and Nominating Committee charter was most recently amended in February 2009. The duties and responsibilities of the Corporate Governance and Nominating Committee include:

•	Determining any criteria for selecting new directors;

•	Interviewing and evaluating candidates for Board membership;

•	Evaluating director nominees recommended by stockholders;

•	Reviewing, at least annually, the appropriate skills and characteristics required for directors in the context of the composition of the Board;

•	Reviewing periodically the size of the Board and recommending any changes to the Board;

•	Recommending to the Board director nominees for election at the next annual or special meeting of stockholders or to fill any vacancies or newly created directorships that may occur between such meetings;

•	Making a recommendation to the Board as to whether to accept or reject the resignation of an incumbent director who receives a greater number of votes cast “against” than votes cast “for” at an annual or special meeting of stockholders;

•	Reviewing Cadence’s Corporate Governance Guidelines and Code of Business Conduct;

•	Overseeing the administration of Cadence’s Code of Business Conduct and administering the Code of Business Conduct with respect to Cadence’s directors and executive officers;

•	Reviewing and approving any related person transactions involving Cadence directors and executive officers and establishing policies and procedures for the review, approval and ratification of such transactions; and

•	Overseeing the annual evaluation of the Board and its committees.

The Corporate Governance and Nominating Committee employs a variety of methods to identify and evaluate director nominees. The committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement of directors or otherwise, and the need for particular expertise on the Board. If vacancies are anticipated or otherwise arise, the committee considers potential director candidates. Additionally, candidates may come to the attention of the committee through current Board members, officers, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the committee, and may be considered at any point during the year. In connection with this evaluation, the Corporate Governance and Nominating Committee determines whether to interview the prospective nominee and, as warranted, one or more members of the committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the committee.

The Corporate Governance and Nominating Committee will consider individuals recommended by stockholders for nomination as a director pursuant to the provisions of Cadence’s Bylaws relating to stockholder nominations. A stockholder who wishes to recommend a prospective nominee for the Board should notify Cadence’s Corporate Secretary or the Corporate Governance and Nominating Committee in writing with the supporting material required by Cadence’s Bylaws as described under “Other Matters — Stockholder Proposals and Nominations” below, and any other material the stockholder considers necessary or appropriate.

Although the Board currently has no defined minimum criteria for consideration or continued service as a director, the Corporate Governance and Nominating Committee evaluates prospective nominees against the standards and qualifications set out in Cadence’s Corporate Governance Guidelines and other relevant factors as it deems appropriate. Among the factors the Board may consider are the current composition of the Board, the need for particular expertise, the prospective nominee’s experience, judgment, understanding of electronic design and semiconductor technologies, and other relevant characteristics. At least a majority of directors on the Board must be “independent” as defined by the NASDAQ listing standards and as determined by the Board.

The Corporate Governance and Nominating Committee held five (5) meetings during fiscal 2008.

Finance Committee

The Finance Committee, on behalf of the Board, evaluates and approves financings, mergers, acquisitions, divestitures and other financial commitments of Cadence to unaffiliated third parties that involve amounts greater than $50 million and up to $125 million.

The Finance Committee held eighteen (18) meetings during fiscal 2008.

Technology Committee

The Technology Committee monitors trends in technology that may affect Cadence’s strategic plans, advises the Board regarding Cadence’s research and development activities and reviews and makes recommendations to management regarding Cadence’s leading technologists and researchers.

The Technology Committee held five (5) meetings during fiscal 2008.

Temporary Search Committee for New CEO

In connection with the resignation of Michael J. Fister as CEO of Cadence on October 15, 2008, the Board created a temporary committee to identify, evaluate and recommend to the Board qualified candidates to serve as CEO of Cadence. The temporary committee was comprised of Dr. Shoven and Messrs. Lucas, Scalise, Siboni and Tan, with Dr. Shoven and Mr. Tan serving as Co-Chairs of the temporary committee. The temporary committee was dissolved on January 8, 2009 upon the appointment of Mr. Tan as CEO of Cadence.

The temporary search committee held five (5) meetings during fiscal 2008.

COMPENSATION OF DIRECTORS

Directors who are Cadence employees do not receive additional compensation for their service on the Board. The following table sets forth the compensation earned by Cadence’s non-employee directors for their service on the Board in fiscal 2008:

DIRECTOR COMPENSATION FOR FISCAL 2008

	Fees Earned	Option	All Other
	or Paid in Cash	Awards	Compensation	Total
Name	($)	($)(1)(2)	($)(3)	($)

Donald L. Lucas	$235,000	$141,743	$5,932	$382,675
Dr. Alberto Sangiovanni-Vincentelli	146,000	141,743	167,820	455,563
George M. Scalise	130,000	141,743	0	271,743
Dr. John B. Shoven	277,000	283,487	5,395	565,882
Roger S. Siboni	191,000	141,743	20,000	352,743
John A.C. Swainson	103,000	141,743	0	244,743
Lip-Bu Tan(4)	104,333	141,743	6,386	252,462

(1)	As of January 3, 2009, the aggregate number of outstanding stock options held by each director was as follows: Mr. Lucas — 260,000; Dr. Sangiovanni-Vincentelli — 360,000; Mr. Scalise — 242,500; Dr. Shoven — 376,250; Mr. Siboni — 255,000; Mr. Swainson — 75,000; and Mr. Tan — 231,250, which amount for Mr. Tan includes an option to acquire 100,000 shares granted to Mr. Tan on December 15, 2008 in recognition of his service as a member of the Interim Office of the Chief Executive (which is referred to in this proxy statement as the IOCE), the expense of which is reflected in the “Option Awards” column of the Summary Compensation Table below, but is not included in the table above.

(footnotes continue on following page)

(2)	In accordance with SEC rules, the amount shown is the compensation expense recognized by Cadence in the financial statements for the applicable fiscal year pursuant to Statement of Financial Accounting Standards No. 123R, which is referred to in this proxy statement as SFAS No. 123R. The assumptions used to calculate the valuation of the stock option for fiscal 2008 are set forth in Note 10 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009. The amount shown was calculated based on the price of Cadence common stock on the date the stock option was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date, including the decline of the price of Cadence common stock in fiscal 2008. The grant date fair value of the stock options granted to each non-employee director and calculated pursuant to SFAS No. 123R was $219,000 for Dr. Shoven and $109,500 for every other non-employee director. For Mr. Tan, the amount does not include the $81,950 expense related to the stock option granted to Mr. Tan on December 15, 2008 in recognition of his service as a member of the IOCE, which expense is disclosed in the “Option Awards” column of the Summary Compensation Table below. As disclosed in the Grants of Plan-Based Awards in Fiscal 2008 table below, the grant date fair value, as calculated pursuant to SFAS No. 123R, of the stock option granted to Mr. Tan on December 15, 2008 in recognition of his service as a member of the IOCE was $163,900.

(3)	All Other Compensation for Dr. Shoven and Messrs. Lucas, Siboni and Tan consists of reimbursements pursuant to the director health care and prescription drug insurance coverage plan described below. All Other Compensation for Dr. Sangiovanni-Vincentelli consists of reimbursements pursuant to the director health care and prescription drug insurance coverage plan, consulting fees, compensation from PARADES S.c.a.r.l. and the use of a car leased by Cadence during part of fiscal 2008, as described below.

(4)	When Mr. Tan was appointed Interim Vice Chairman of the Board and a member of the IOCE on October 15, 2008, Mr. Tan ceased receiving compensation for his services as a non-employee director. Effective January 8, 2009, Mr. Tan was appointed CEO of Cadence and the IOCE was dissolved. The amounts provided above for Mr. Tan’s compensation do not include the compensation paid to Mr. Tan for fiscal 2008 in recognition of Mr. Tan’s service as a member of the IOCE, consisting of the stock option described in footnote 2 above and a prorated portion (equal to $238,235) of a discretionary cash payment of $250,000 approved by the Compensation Committee on December 15, 2008, which compensation is disclosed in the Summary Compensation Table below.

A “non-employee director” is a Cadence director who is not otherwise an employee of Cadence or an affiliate of Cadence. The annual retainer for non-employee directors is $80,000 per year. The annual retainer for a non-employee director serving as Chairman of the Board is $80,000, which is in addition to the annual retainer the Chairman of the Board receives as a non-employee director. A non-employee director serving as Chairman of the Audit Committee, the Finance Committee or the Technology Committee receives an annual retainer of $40,000 per year and a non-employee director serving as Chairman of the Corporate Governance and Nominating Committee or the Compensation Committee receives an annual retainer of $20,000 per year. A non-employee director serving as Chairman of the Board is also eligible to receive fees for service as the Chairman of these committees of the Board.

Each non-employee director of Cadence earned the $80,000 annual retainer for his service on the Board in fiscal 2008, except Mr. Tan, who was no longer a non-employee director upon his appointment as Interim Vice Chairman of the Board and a member of the IOCE, and thus earned a prorated amount of $63,333 for his service as a non-employee director through October 14, 2008. In addition to the $80,000 annual retainer for his service as a non-employee director of the Board, Dr. Shoven earned the $80,000 retainer for his service as Chairman of the Board in 2008 and an annual retainer of $20,000 for his service as Chairman of the Compensation Committee. In addition to the annual retainer, Mr. Siboni and Dr. Sangiovanni-Vincentelli each earned an annual retainer of $40,000 for his service as Chairman of the Audit Committee and Chairman of the Technology Committee, respectively. Mr. Lucas earned an annual retainer of $20,000 for his service as the Chairman of the Corporate Governance and Nominating Committee and an annual retainer of $40,000 for his service as the Chairman of the Finance Committee. Dr. Shoven and Messrs. Lucas, Scalise, Siboni and Tan were members of a temporary committee formed in October 2008 to identify, evaluate and recommend to the Board qualified candidates to serve as Cadence’s CEO, and each received only meeting attendance fees and no other payments for his service as a member of the temporary committee. No additional compensation was paid when the Board or a committee acted by unanimous written consent in lieu of a meeting. Non-employee directors were also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Cadence policy.

Each non-employee director also receives stock option grants under Cadence’s 1995 Directors Stock Option Plan, as amended, which is referred to in this proxy statement as the Directors Plan. Only non-employee directors are eligible to receive stock options under the Directors Plan.

Under the Directors Plan, each non-employee director, upon joining the Board, is automatically granted a one-time option to purchase the number of shares of Cadence common stock equal to 6,250 multiplied by the number of full calendar quarters between the date the director’s service begins and the next April 1st. A director is considered to have served the entire calendar quarter if he or she becomes a director at any time during the first half of the quarter. These initial grants vest and become exercisable in full on the March 31st following the grant date and have an exercise price equal to the average closing price of Cadence common stock for the twenty (20) trading days prior to the grant date.

In addition, every April 1st, each non-employee director is automatically granted an option to purchase 25,000 shares of Cadence common stock and a non-employee director serving as Chairman of the Board is automatically granted an additional option to purchase 25,000 shares of common stock. These annual stock option grants vest and become exercisable in full on the March 31st following the grant date and have an exercise price equal to the average closing price of Cadence common stock for the twenty (20) trading days prior to the grant date.

On December 15, 2008, the Compensation Committee approved a discretionary cash payment of $250,000 and an option grant to purchase 100,000 shares of Cadence common stock to Mr. Tan in recognition of his service as a member of the IOCE. The stock option was scheduled to vest and the discretionary cash payment was to be paid on the earlier of (i) January 15, 2009 or (ii) the first day of employment of a new CEO of Cadence as determined by the Compensation Committee, provided that Mr. Tan was a member of the IOCE as of the day immediately prior to the applicable date. Mr. Tan was appointed CEO of Cadence, effective January 8, 2009, and on that date, the stock option fully vested and the discretionary cash payment became due.

Directors may elect to defer compensation payable to them under Cadence’s deferred compensation plan. These deferred compensation payments are held in accounts with values indexed to the performance of selected mutual funds, self-directed accounts or money market accounts. Cadence does not match contributions made under Cadence’s deferred compensation plan.

Furthermore, a health care and prescription drug insurance coverage plan is available for active non-employee directors, eligible retired directors and their dependents. All non-employee directors and their dependents are eligible for coverage under the plan during their term of service on the Board. Retired employee and non-employee directors and their dependents are eligible for continuing coverage under the plan after the director’s termination of service for a term not to exceed such director’s term of service on the Board. Under the plan, Cadence reimburses 100% of the premium for participants and their dependents up to a maximum of $20,000 per calendar year, which maximum amount may be adjusted for future changes in health care costs. Benefits under the plan are fully taxable to the participants and Cadence does not defray any such taxes. Messrs. Lucas, Siboni and Tan and Drs. Sangiovanni-Vincentelli and Shoven maintained health insurance coverage under this plan in 2008.

Dr. Sangiovanni-Vincentelli earned $18,333 for consulting services performed for Cadence between January 1, 2008 and June 30, 2008 pursuant to a consulting agreement, which expired on June 30, 2008. The consulting agreement also provided for reimbursement of reasonable costs and expenses incurred in the performance of work under the consulting agreement in accordance with Cadence policy and contained confidentiality and non-solicitation provisions in favor of Cadence. Dr. Sangiovanni-Vincentelli’s consulting services consisted of providing technical and strategic advice to Cadence’s CEO with respect to potential acquisitions and organizational and customer relations matters, serving as facilitator in customer and partner meetings to discuss industry trends, collaboration on technology and business issues, representing Cadence at industry, technical and government events, and participating in setting the direction of the Cadence Research Laboratories in Berkeley, California and of Cadence’s research partnerships. Cadence does not have any comparable arrangements with other consultants and, as a result, has no basis for comparing the terms of Dr. Sangiovanni-Vincentelli’s arrangement with others. In addition, Dr. Sangiovanni-Vincentelli is the Scientific Director of PARADES, an Italian entity engaged in research related to electronic systems engineering. During fiscal 2008, PARADES was transformed from a not-for-profit entity into a cooperative limited liability company (S.c.a.r.l.). By contract, a Cadence subsidiary holds 50% of equity of PARADES S.c.a.r.l. and contributes up to 50% of its annual funding needs. For his services to PARADES

S.c.a.r.l. in fiscal 2008, Dr. Sangiovanni-Vincentelli earned €92,400 (approximately $135,952 based on the average foreign currency exchange rate in 2008). Cadence intends to divest its interest in PARADES S.c.a.r.l. in fiscal 2009. Dr. Sangiovanni-Vincentelli also had use of a car in Italy that was leased by Cadence for approximately €4,175 (approximately $6,143 based on the average foreign currency exchange rate in 2008) until March 2008, when the lease expired and was not renewed.

PROPOSAL 1

ELECTION OF DIRECTORS

The Corporate Governance and Nominating Committee of the Board has recommended, and the Board has nominated, the seven nominees named below for election to the Board. Each director elected at the 2009 Annual Meeting of Stockholders will hold office until the 2010 Annual Meeting of Stockholders and until his successor is elected and qualified, or until the director’s earlier death, resignation or removal. Each nominee listed below is currently a Cadence director. All of the nominees have previously been elected by Cadence’s stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

The names of the nominees and certain information about them, including term of service as a Cadence director and age as of the 2009 Annual Meeting of Stockholders, are set forth below:

Name and Principal Occupation	Business Experience and Directorships

Donald L. Lucas 79 Years Old Director Since 1988 Private venture capital investor	Donald L. Lucas served as Chairman of the Board of Cadence from 1988 until May 2004. From its inception in 1983 to 1987, Mr. Lucas served as Chairman of the Board and a director of SDA Systems, Inc., a predecessor of Cadence. Mr. Lucas has been a private venture capital investor since 1960. Mr. Lucas also serves as a director of 51 job, Inc., DexCom, Inc., Oracle Corporation, Spansion, Inc. and Vimicro International Corporation.

Dr. Alberto Sangiovanni-Vincentelli 61 Years Old Director Since 1992 Professor of Electrical Engineering and Computer Sciences, University of California, Berkeley	Dr. Alberto Sangiovanni-Vincentelli served as a consultant to Cadence, or one of its predecessor corporations, from 1983 to May 2008 and was also a co-founder of SDA Systems, Inc., a predecessor of Cadence. Dr. Sangiovanni-Vincentelli is the Edgar L. and Harold H. Buttner Chair of Electrical Engineering and Computer Sciences at the University of California, Berkeley, where he has been a member of the faculty since 1976. In 1998, Dr. Sangiovanni-Vincentelli was elected to the National Academy of Engineering. Dr. Sangiovanni-Vincentelli received the Kaufman Award from the Electronic Design Automation Consortium in 2001 and the IEEE/RSE Wolfson James Clerk Maxwell Medal from IEEE in 2008.

Name and Principal Occupation	Business Experience and Directorships

George M. Scalise 75 Years Old Director Since 1989 President, Semiconductor Industry Association	George M. Scalise has served as President of the Semiconductor Industry Association, an association of semiconductor manufacturers and suppliers, since June 1997. Mr. Scalise served on the Board of Directors of the Federal Reserve Bank of San Francisco from January 2000 to December 2005, including as Deputy Chairman from January 2001 to March 2003 and as Chairman from March 2003 to December 2005. Mr. Scalise served as Executive Vice President and Chief Administrative Officer of Apple Computer, Inc., a company that designs and manufactures consumer electronics and software products, from March 1996 to May 1997. Mr. Scalise also served as Senior Vice President of Planning and Development and Chief Administrative Officer of National Semiconductor Corporation, a semiconductor company, from 1991 to 1996. Mr. Scalise served on President George W. Bush’s Council of Advisors on Science and Technology from 2001 to 2009.

Dr. John B. Shoven 61 Years Old Director Since 1992 Professor of Economics, Stanford University	Dr. John B. Shoven has served as Chairman of the Board since July 2005. Dr. Shoven is the Charles R. Schwab Professor of Economics at Stanford University, and the Wallace R. Hawley Director of the Stanford Institute for Economic Policy Research. He is also a senior fellow at the Hoover Institution and a research associate at the National Bureau of Economic Research. Dr. Shoven has been a member of the faculty at Stanford University since 1973, serving as Chairman of the Economics Department from 1986 to 1989, director of the Center for Economic Policy Research from 1988 to 1993 and as Dean of the School of Humanities and Sciences from 1993 to 1998. Dr. Shoven also serves as a director of Exponent, Inc. and as a member of the Mountain View Board of American Century Funds. Dr. Shoven is also a fellow of the American Academy of Arts and Sciences.

Roger S. Siboni 54 Years Old Director Since 1999 Independent Investor	Roger S. Siboni served as Chairman of the Board of Epiphany, Inc., a software company that provided customer relationship management solutions, from July 2003 to October 2005 and as President and Chief Executive Officer of Epiphany, Inc. from August 1998 to July 2003. Prior to joining Epiphany, Inc., Mr. Siboni spent more than 20 years at KPMG LLP, most recently as its Deputy Chairman and Chief Operating Officer. Mr. Siboni also serves as a director of Dolby Laboratories, Inc. and infoGroup, Inc.

John A.C. Swainson 54 Years Old Director Since 2006 Chief Executive Officer, CA, Inc.	John A.C. Swainson has served as Chief Executive Officer of CA, Inc., an information technology management software company, since February 2005 and as a director since November 2004. Mr. Swainson also served as President of CA, Inc. from November 2004 to March 2008. Prior to joining CA, Inc., Mr. Swainson was Vice President of Worldwide Sales and Marketing of the Software Group at International Business Machines Corporation (IBM), a computer hardware and software company, from July 2004 to November 2004 and General Manager of the Application Integration and Middleware division of IBM’s Software Group from 1997 to July 2004. Mr. Swainson also serves as a director of Visa, Inc.

Name and Principal Occupation	Business Experience and Directorships

Lip-Bu Tan 49 Years Old Director Since 2004 President and Chief Executive Officer, Cadence Design Systems, Inc.	Lip-Bu Tan has served as President and Chief Executive Officer of Cadence since January 2009. From October 2008 to January 2009, Mr. Tan served as Interim Vice Chairman of the Board and was a member of the Cadence Interim Office of the Chief Executive. In 1987, Mr. Tan founded Walden International, an international venture capital firm, and since that time has served as its Chairman. Mr. Tan also serves as a director of Flextronics International Ltd., Semiconductor Manufacturing International Corporation and SINA Corporation. Mr. Tan is in the process of reducing his public company board memberships to two in addition to Cadence and expects to complete that process in fiscal 2009.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

Shares represented by executed proxies will be voted FOR the election of the seven nominees named above, if authority to do so is not withheld.

The Board recommends a vote FOR the election of each of the seven nominees. The election of directors at the annual meeting requires that each director receive a majority of the votes cast with respect to that director, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director; provided, however, that in a contested election, the directors shall be elected by the affirmative vote of a plurality of the votes cast at the annual meeting. The election this year is not contested and the majority voting standard applies.

In order for an incumbent Cadence director to become a nominee at the annual meeting, such director must submit an irrevocable resignation that becomes immediately effective if (i) the votes cast “for” such director does not exceed the votes cast “against” such director in an election that is not a contested election, and (ii) the Board accepts the resignation in accordance with the policies and procedures adopted by the Board for such purpose. If a nominee who is currently serving as a Cadence director is not elected at the annual meeting, the Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject such director’s resignation, or whether to take other action. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose (as required by applicable law) its decision and the reasons behind it within ninety (90) days from the date the election results are certified.

If any nominee should be unavailable for election as a result of unexpected circumstances, shares will be voted for the election of any substitute nominee named by the Board. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected, and Cadence has no reason to believe that any nominee will be unable to serve.

Abstentions will be treated as being present and entitled to vote on the proposal, however, abstentions are not counted as votes “for” or “against” directors and will not have an effect on the election of directors. Unless marked to the contrary, proxies received will be voted FOR the election of each of the seven director nominees.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

In November 1998, the Board adopted, and Cadence stockholders subsequently approved, Cadence’s Amended and Restated Employee Stock Purchase Plan, which amended and restated the 1990 Employee Stock Purchase Plan, and which is referred to in this proxy statement as the Employee Plan. Subsequent amendments approved by the Board and stockholders increased the shares of common stock authorized for issuance under the Employee Plan to 54,000,000.

In February 2009, the Board approved an amendment to the Employee Plan to increase the number of shares of common stock authorized for issuance by 12,500,000 shares for a total of 66,500,000 shares authorized under the Employee Plan, subject to stockholder approval.

As of March 17, 2009, 6,481 shares of common stock remained available for issuance under the Employee Plan. The proposed increase in the number of shares authorized for issuance under the Employee Plan represents approximately 4.7% of Cadence’s outstanding common stock as of the record date.

REASONS FOR THE PROPOSED AMENDMENT

The Board approved the amendment to the Employee Plan to ensure that Cadence can continue to grant purchase rights to its employees at levels determined appropriate by the Board. The Employee Plan helps to attract and retain employees because employee stock purchase plans are a common benefit offered by Cadence’s competitors and other industry bellwethers. In addition, approximately two-thirds of Cadence’s eligible employees participate in the Employee Plan. As confirmed by the high level of employee participation, Cadence believes that the Employee Plan is a highly valued benefit that is necessary in order for Cadence to compete with other companies in attracting and retaining employees. The Employee Plan also provides eligible employees with the opportunity to become Cadence stockholders and participate in Cadence’s success, which aligns the interests of participating employees with those of stockholders.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

The Board recommends a vote FOR approval of the amendment to the Employee Plan. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment to the Employee Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

SUMMARY OF THE EMPLOYEE PLAN

The following summary of the main features of the Employee Plan, as amended, is qualified in its entirety by the complete text of the Employee Plan, a copy of which is attached as Appendix A to this proxy statement.

PURPOSE

The purpose of the Employee Plan is to provide a means by which employees of Cadence, and any parent or subsidiary of Cadence designated by the Board, may be given an opportunity to purchase Cadence common stock, through payroll deductions, to assist Cadence in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for these persons to exert maximum efforts for the success of Cadence.

The rights to purchase common stock granted under the Employee Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

The Board administers the Employee Plan and has the final power to construe and interpret both the Employee Plan and the rights granted under it. The Board has the power, subject to the provisions of the Employee Plan, to determine when and how rights to purchase Cadence common stock will be granted, the provisions of each offering of these rights (which need not be identical), and whether employees of a parent or subsidiary of Cadence will be eligible to participate in the Employee Plan.

The Board may delegate administration of the Employee Plan to a committee comprised of not less than two Board members. The Board has delegated administration of the Employee Plan to the Compensation Committee. As used in this proxy statement solely with respect to the Employee Plan, the “Board” refers to any committee the Board appoints to administer the Employee Plan as well as to the Board itself.

STOCK SUBJECT TO EMPLOYEE PLAN

Upon stockholder approval of this proposal, an additional 12,500,000 shares of common stock would be reserved for issuance under the Employee Plan for an aggregate of 12,506,481 reserved but unissued shares, representing approximately 4.7% of Cadence’s outstanding common stock as of the record date. If rights granted under the Employee Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under the rights again become available for issuance under the Employee Plan.

Because benefits under the Employee Plan depend on employees’ voluntary elections to participate and the fair market value of Cadence common stock at various future dates, it is not possible as of the date of this proxy statement to accurately determine future benefits that will be received by executive officers and other employees under the Employee Plan.

OFFERINGS

The Board implements the Employee Plan by offering participation rights to all eligible employees. Currently, the offering periods of the Employee Plan are six months long commencing on February 1 and August 1 of each year and ending on July 31 and January 31, respectively. The Board has the discretion to change the duration of offering periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

ELIGIBILITY

Any person who is employed at least twenty (20) hours per week and five months per calendar year by Cadence, or any parent or subsidiary of Cadence designated by the Board, is eligible to participate in an offering if the employee was employed by Cadence or a designated affiliate on the fifteenth (15th) day of the month before the first day of the offering period. Approximately 90% of Cadence’s and its subsidiaries’ employees, including all of Cadence’s executive officers, are eligible to participate in the Employee Plan. However, employees of certain international Cadence subsidiaries are not eligible to participate in the Employee Plan because of local tax or regulatory issues or other considerations. Cadence’s non-employee directors are not eligible to participate in the Employee Plan.

No employee is eligible to participate in the Employee Plan if, immediately after the grant of purchase rights, the employee would, directly or indirectly, own stock or hold options possessing 5% or more of the total combined voting power or value of all classes of stock of Cadence or of any Cadence parent or subsidiary, including any stock which the employee may purchase under outstanding rights and options. In addition, as required by Section 423 of the Code, no employee may accrue the right to purchase shares under the Employee Plan at a rate that exceeds $25,000 worth of common stock (determined at the fair market value of the shares at the time the right is granted, which fair market value is based upon the closing price of the shares) for each calendar year in which such right is outstanding at any time.

Rights granted in any offering under the Employee Plan terminate immediately upon cessation of an employee’s employment for any reason, and Cadence will distribute to a terminated employee all of his or her accumulated payroll deductions, without interest.

PARTICIPATION IN THE PLAN

The Board has the discretion to designate the percentage and maximum dollar amount that eligible employees may deduct from their gross earnings (before withholding of taxes and other amounts) for an offering period, and the Board may modify such percentage and maximum dollar amount from time to time. Eligible employees enroll in the Employee Plan by delivering to Cadence, not later than the fifteenth (15th) day of the month before the commencement of the offering period, an agreement authorizing payroll deductions of a certain percentage and dollar amount from the eligible employees’ gross earnings (before withholding of taxes and other amounts). In fiscal 2008, the Compensation Committee changed the eligibility participation terms under the Employee Plan in the following manner: (i) for the offering period commencing February 1, 2009, eligible employees would be entitled to purchase Cadence common stock in an amount not to exceed the lower of (A) $7,058.82 or (B) the difference between (x) $25,000 and (y) the aggregate amount of common stock purchased on January 31, 2009 under the Employee Plan; and (ii) for the offering period commencing August 1, 2009 and thereafter, eligible employees would be entitled to purchase Cadence common stock in an amount not to exceed $7,058.82 in any calendar year. Eligible employees may not contribute more than 5% of their gross earnings (before withholding of taxes and other amounts) to purchase common stock under the Employee Plan.

Once enrolled, a participant will automatically participate in all future offerings unless such participant makes an election to withdraw from the Employee Plan or subsequently becomes ineligible to participate in the Employee Plan. A participant may terminate payroll deductions and withdraw from a given offering under the Employee Plan by delivering a notice of withdrawal to Cadence at any time not later than the fifteenth (15th) day of the month in which the offering period ends (i.e., by January 15th or July 15th).

Upon an employee’s withdrawal from an offering, Cadence will distribute to the employee his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of common stock on the employee’s behalf during the offering.

PURCHASE PRICE

The purchase price at which shares of common stock are sold in an offering under the Employee Plan is the lower of:

•	85% of the closing price of a share of common stock on the first day of the offering period; or

•	85% of the closing price of a share of common stock on the last day of the offering period.

PURCHASE OF STOCK

A participant accumulates the purchase price of the shares by payroll deductions over the course of the offering period. One time during the offering, a participant may reduce or terminate his or her payroll deductions if the Board has provided for such reduction or termination for that offering. The Board may provide that an employee who first becomes eligible to participate in the Employee Plan after an offering has begun may participate in the Employee Plan, as of a date specified during the offering period. Cadence will credit all payroll deductions made for a participant to the participant’s account under the Employee Plan and will deposit the payroll deductions into a Cadence bank account, which also contains the general funds of Cadence. A participant may not make additional payments into his or her account.

In connection with offerings made under the Employee Plan, the Board may specify a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum number of shares of common stock that may be purchased in that offering by all participants. If the total number of shares to be purchased upon exercise of rights granted in the offering exceeds the maximum aggregate number of shares of common stock available for the offering, the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the then applicable purchase price.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the Employee Plan at any time. Unless terminated earlier, the Employee Plan will terminate when all of the shares reserved for issuance under the Employee Plan, as increased or adjusted from time to time, have been issued.

The Board may amend the Employee Plan at any time. Any amendment of the Employee Plan must be approved by the stockholders within 12 months before or after its adoption by the Board to the extent stockholder approval is necessary for the Employee Plan to satisfy Section 423 of the Code, Rule 16b-3 under the Exchange Act or any NASDAQ or other applicable securities exchange listing requirements. Currently, under the Code, stockholder approval must be obtained if the amendment would, among other things:

•	increase the number of shares of common stock reserved for issuance under the Employee Plan; or

•	modify the requirements relating to eligibility for participation in the Employee Plan.

Rights granted before any amendment or termination of the Employee Plan will not be altered or impaired by any amendment or termination of the Employee Plan without the consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

In the event of a dissolution or liquidation of Cadence, all offerings will terminate prior to the consummation of the proposed transaction or, at the Board’s discretion, the purchase date of any offering will be accelerated so that the outstanding rights may be exercised before or concurrent with the proposed transaction. In the event of a proposed sale of all or substantially all of the assets of Cadence, or the merger of Cadence with or into another corporation where Cadence is not the surviving corporation, all offerings will terminate prior to the consummation of the proposed event, unless the surviving corporation assumes the rights under the Employee Plan or substitutes similar rights, or the Board, at its discretion, provides that participants may exercise outstanding rights. If the Board makes a right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board must notify participants that their rights under the Employee Plan will be fully exercisable for a period of twenty (20) days from the date of such notice, or other period of time as the Board determines.

FEDERAL INCOME TAX INFORMATION

The following is an overview, as of the date of this proxy statement, of the effect of federal income taxation upon the participants and Cadence with respect to the grant and exercise of rights granted under the Employee Plan, but is not complete, does not discuss the income tax laws of any state or foreign country in which a participant may reside, is subject to change and is not intended to be relied upon as tax advice. Participants in the Employee Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in the Employee Plan.

Rights granted under the Employee Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under Section 423 of the Code, which requires stockholder approval of the Employee Plan and certain amendments.

A participant will be taxed on amounts withheld for the purchase of shares of common stock under the Employee Plan as if such amounts were actually received. No other income will be taxable to a participant as a result of participating in the Employee Plan until the disposition of the acquired shares, and the effect of taxation will depend on the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the participant will recognize ordinary income equal to the lesser of:

•	the amount by which the fair market value of the stock at the time of such disposition exceeds the purchase price; or

•	the amount by which the fair market value of the stock as of the beginning of the offering period exceeds the purchase price determined as of the beginning of the offering period.

Any further gain or any loss will be taxed as a long-term capital gain or loss. Generally, long-term capital gains are currently subject to lower tax rates than ordinary income. The deductibility of capital losses is limited.

If the stock is sold or disposed of before the expiration of either of the two holding periods described above, then the amount by which the fair market value of the stock on the purchase date exceeds the purchase price will be treated as ordinary income at the time of disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held. As mentioned above, the deductibility of capital losses is limited, and thus a disposition of the stock, before the expiration of the one and two-year holding periods described above, for an amount less than the fair market value of the stock on the purchase date could result in ordinary income (and a tax liability) and a non-deductible capital loss.

Cadence generally is entitled to a tax deduction to the extent amounts are taxed as ordinary income to a participant, subject to satisfying tax reporting obligations. In all other cases, no tax deduction is allowed to Cadence.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as Cadence’s independent registered public accounting firm for the fiscal year ending January 2, 2010. Pursuant to the Audit Committee charter, the Board has directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited Cadence’s financial statements since fiscal 2002. Representatives from KPMG LLP are expected to be present at the 2009 Annual Meeting of Stockholders, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as Cadence’s independent registered public accounting firm is not required by Cadence’s Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If Cadence’s stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of Cadence and its stockholders.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

The Board recommends a vote FOR ratification of the selection of KPMG LLP. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three non-employee directors of Cadence who are “independent” as defined by the listing standards of NASDAQ and as defined under the Exchange Act. During fiscal 2008, the Audit Committee was comprised of Dr. Shoven and Messrs. Lucas and Siboni, with Mr. Siboni serving as its Chairman. The Audit Committee met fifteen (15) times in fiscal 2008.

The Audit Committee operates under a charter that was most recently amended by the Board in February 2009. The Audit Committee charter is posted on the investor relations page of Cadence’s website at www.cadence.com. As more fully described in its charter, the Audit Committee appoints and retains the independent registered public accounting firm and oversees the quality and integrity of Cadence’s financial statements, Cadence’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of Cadence’s internal audit function, the independent registered public accounting firm, Cadence’s accounting and financial reporting processes and the audits of Cadence’s financial statements on behalf of the Board.

In this context, the Audit Committee has reviewed and discussed the audited financial statements included in Cadence’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 with Cadence’s management and KPMG LLP, Cadence’s independent registered public accounting firm. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence from Cadence and its management. The Audit Committee has also considered whether the provision of other non-audit services by KPMG LLP to Cadence is compatible with KPMG LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 for filing with the SEC.

AUDIT COMMITTEE

Roger S. Siboni, Chairman
Donald L. Lucas
John B. Shoven

The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

FEES BILLED TO CADENCE BY KPMG LLP DURING FISCAL 2008 AND 2007

The following table presents fees incurred by Cadence for professional services rendered by KPMG LLP for the fiscal years ended January 3, 2009 and December 29, 2007.

	Fiscal Year Ended		Fiscal Year Ended
	January 3,		December 29,
	2009		2007
	(In thousands)

Audit Fees(1)	$5,108		$4,390
Audit-Related Fees(2)	—		6	(3)

Total Audit and Audit-Related Fees	5,108		4,396
Tax Fees(4)	33	(5)	45	(6)
All Other Fees	—		—

Total Fees	$5,141		$4,441

(1)	Includes fees for the audit of Cadence’s consolidated financial statements included in Cadence’s Annual Report on Form 10-K, fees for the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, fees for the review of the interim condensed consolidated financial statements included in Cadence’s Quarterly Reports on Form 10-Q, fees for the services rendered in connection with the restatements of the interim condensed consolidated financial statements for the first and second quarters of fiscal 2008 and fees for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or other engagements. The amount for fiscal 2008 also includes estimated fees of $1,228,050 not yet paid as of the date of this filing, which includes fees for services rendered in connection with Cadence’s year-end financial statement audit and the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 of $738,050 and fees for statutory and regulatory filings related to fiscal 2008 of $490,000. The audit fees for fiscal 2007 have been increased by $210,000 from the amount reported in the proxy statement for the 2008 Annual Meeting of

(footnotes continue on following page)

Stockholders due to audit fees incurred for fiscal 2007 but not billed until after the filing of such proxy statement.

(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Cadence’s consolidated financial statements that are not reported under “Audit Fees.”

(3)	Audit-Related Fees for fiscal 2007 consisted of compliance audit fees for a project partially funded by a European government authority.

(4)	Includes fees for tax compliance, tax advice and tax planning.

(5)	Tax Fees for fiscal 2008 consisted of tax compliance fees of $26,383 and tax planning and consulting fees of $6,596.

(6)	Tax Fees for fiscal 2007 consisted of tax compliance fees of $31,464 and tax planning and consulting fees of $13,484.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee pre-approves all audit and permissible non-audit services provided by KPMG LLP prior to the engagement of KPMG LLP with respect to such services. Pursuant to its pre-approval policy, the Audit Committee has pre-approved tax compliance services, tax planning and related tax services, and the following audit-related services:

•	Accounting consultations and audits in connection with acquisitions;

•	Attest services not required by statute or regulation;

•	Adoption of new accounting pronouncements or reporting requirements;

•	Accounting, internal control or regulatory consultations and assistance; and

•	Review of information systems security and controls.

However, engagements for these pre-approved audit-related and tax services with an estimated cost of more than $250,000 or that exceed the applicable budgeted amount for the pre-approved services must be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. In addition, any proposed engagement of KPMG LLP for services that are not pre-approved audit-related and tax services as described above must also be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. The members to whom such authority is delegated must report any approval decisions to the full Audit Committee at its next scheduled meeting. None of the services described in the table above entitled “Fees Billed to Cadence by KPMG During Fiscal 2008 and 2007” were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Cadence common stock as of March 17, 2009, the record date, unless otherwise indicated below, by:

•	All those known by Cadence to be beneficial owners of more than five percent of its common stock;

•	Each of the current and former executive officers named in the Summary Compensation Table presented below under “Compensation of Executive Officers;”

•	All directors and director nominees; and

•	All current executive officers and directors of Cadence as a group.

	Beneficial Ownership(1)
	Number of	Percent of
Beneficial Owner	Shares	Total

Five Percent Stockholders:
Dodge & Cox(2)	43,869,800	16.65%
555 California Street, 40th Floor San Francisco, CA 94104
Brookside Capital Partners Fund, L.P.(3)	25,576,169	9.71
111 Huntington Avenue Boston, MA 02199
Directors, Executive Officers and Former Executive Officers:
Donald L. Lucas(4)	220,000	*
Alberto Sangiovanni-Vincentelli(4)	367,993	*
George M. Scalise(4)	230,000	*
John B. Shoven(4)	457,500	*
Roger S. Siboni(4)	237,500	*
John A.C. Swainson(4)	90,000	*
Lip-Bu Tan(4)(5)	826,937	*
Charlie Huang(4)(6)	529,810	*
Kevin S. Palatnik(4)	494,015	*
James J. Cowie(4)	186,543	*
Chi-Ping Hsu(4)	396,268	*
Nimish H. Modi(4)(7)	154,938	*
Michael J. Fister(4)(8)	6,607,998	2.45
R.L. Smith McKeithen(4)(8)	792,069	*
James S. Miller, Jr.(4)(8)	637,331	*
William Porter(4)(8)	1,270,400	*
All current executive officers and directors as a group (13 persons)(9)	4,286,242	1.61

*	Less than 1%

(1)	This table is based upon information provided by principal stockholders pursuant to Schedules 13G filed with the SEC and current and former executive officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Cadence believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by such stockholder. Beneficial ownership of greater than five percent of Cadence’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of the current and former executive officers and directors is as of the

(footnotes continue on following page)

record date. Applicable percentages are based on 263,488,918 shares of Cadence common stock outstanding on the record date, adjusted as required by rules promulgated by the SEC.

(2)	Dodge & Cox filed an amended Schedule 13G with the SEC on February 11, 2009, indicating that it beneficially owns 43,869,800 shares for which it has sole voting power with respect to 41,232,550 shares, shared voting power with respect to 70,300 shares and sole investment power with respect to 43,869,800 shares.

(3)	Brookside Capital Partners Fund, L.P. filed a Schedule 13G with the SEC on February 17, 2009, indicating that it beneficially owns 25,576,169 shares for which it has sole voting and investment power.

(4)	Includes shares which certain current and former executive officers and directors of Cadence have the right to acquire within 60 days after the record date upon exercise of outstanding stock options as follows:

Donald L. Lucas	215,000	Kevin S. Palatnik	217,187
Alberto Sangiovanni-Vincentelli	337,500	James J. Cowie	68,125
George M. Scalise	220,000	Chi-Ping Hsu	324,306
John B. Shoven	342,500	Nimish H. Modi	81,666
Roger S. Siboni	232,500	Michael J. Fister	5,930,013
John A.C. Swainson	75,000	R.L. Smith McKeithen	734,166
Lip-Bu Tan	275,937	James S. Miller, Jr.	565,832
Charlie Huang(6)	187,334	William Porter	1,000,000

(5)	Includes 45,000 shares held by Lip-Bu Tan and Ysa Loo Trust dated 2/3/1992, of which Mr. Tan and his spouse are trustees and for which Mr. Tan shares voting and investment power with his spouse, and 5,000 shares held by A&E Investment LLC, the sole member of which is the Lip-Bu Tan and Ysa Loo Trust dated 2/3/1992. Also includes 1,000 shares held by L Tan & N Lee & W Lee Trustees, Pacven Walden Inc. 401(k) PSP FBO Lip-Bu Tan for which Mr. Tan has sole voting and investment power. Mr. Tan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(6)	Includes 244,488 shares held by Huang-Zhang Trust U/A DTD 6/12/96, of which Mr. Huang and his spouse are trustees and for which Mr. Huang shares voting and investment power with his spouse. Also includes 11,420 shares held in custodial accounts by Mr. Huang’s spouse for their minor children and 11,592 shares held by Mr. Huang’s spouse (including 3,959 shares that may be acquired within 60 days after the record date upon exercise of outstanding stock options) for which Mr. Huang may be deemed to share voting and investment power. Mr. Huang disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(7)	Includes 9,278 shares held by Modi Family Revocable Trust dated 2/14/2007, of which Mr. Modi and his spouse are trustees and for which Mr. Modi shares voting and investment power with his spouse. Mr. Modi disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(8)	Effective October 15, 2008, Messrs. Fister, McKeithen, Miller and Porter resigned from their executive officer positions.

(9)	Includes 2,598,305 shares which all current executive officers and directors in the aggregate have the right to acquire within 60 days after the record date upon exercise of outstanding stock options.

COMPENSATION DISCUSSION AND ANALYSIS

OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION

Compensation of Cadence’s executive officers is intended to attract, motivate and retain highly qualified individuals with the leadership skills necessary to achieve Cadence’s annual and long-term business objectives and to create stockholder value. Cadence’s executive officer compensation is based on the following principles:

•	Executive officers’ total direct compensation (consisting of salary, annual cash incentive compensation and long-term equity incentive compensation) should be competitive with market practice;

•	Executive officers’ compensation should align the interests of the executive officers with the interests of Cadence’s stockholders by providing the executive officers with long-term equity incentive compensation opportunities and promoting stock ownership; and

•	A substantial portion of the executive officers’ compensation should be at risk and should vary based on Cadence’s financial and operational performance as well as the executive officers’ level of responsibility and individual performance at Cadence.

The Compensation Committee assesses Cadence’s executive officer compensation annually to monitor Cadence’s adherence to these principles.

DETERMINING EXECUTIVE COMPENSATION

Competitive Compensation Levels

Each year the Compensation Committee benchmarks the competitiveness of the elements of the executive officers’ total direct compensation. The Compensation Committee also periodically reviews the competitiveness of the executive officers’ severance and change in control arrangements and the broad-based employee benefit plans in which the executive officers participate.

In fiscal 2008, the Compensation Committee identified two separate peer groups for benchmarking purposes. One peer group was used to understand market trends with respect to pay programs and practices among business and talent competitors and other industry bellwethers, and is referred to in this proxy statement as the Direct Practices Peer Group. The other peer group was used to assess the competitiveness of the executive officers’ total direct compensation compared to executives with similar titles and responsibilities at companies with which Cadence competes for talent, and is referred to in this proxy statement as the Primary Compensation Peer Group.

Direct Practices Peer Group

The Direct Practices Peer Group was determined qualitatively by the Compensation Committee with the assistance of its independent compensation consultant, Semler Brossy, and is comprised of technology bellwether companies, as well as companies in nearby or adjacent markets and other business and talent competitors. While the Compensation Committee monitors the compensation practices of the companies in this group so as to understand the compensation landscape in the technology market, it does not generally consider the level of compensation that these companies pay their executive officers (other than the companies that are also in the Primary Compensation Peer Group) when determining the compensation of Cadence’s executive officers because of differences in the scope of job responsibilities or the breadth of the organizations managed by executives holding the same or similar titles.

The following companies (three of which were also included in the Primary Compensation Peer Group, as indicated by an asterisk (*) below) comprised the Direct Practices Peer Group for fiscal 2008:

Adobe Systems Incorporated	Intel Corporation	Oracle Corporation
Applied Materials, Inc.	KLA-Tencor Corporation*	Synopsys, Inc.*
Broadcom Corporation	Mentor Graphics Corporation	VMware, Inc.
Cisco Systems, Inc.	NVIDIA Corporation*

Primary Compensation Peer Group

In order to reflect more accurately the pool from which executive talent is drawn and to which it is lost, the Primary Compensation Peer Group is not limited to Cadence’s direct business competitors. Rather, the Compensation Committee included companies that have a technology emphasis, are located in the San Francisco Bay Area (where Cadence is headquartered), compete in the same talent market as Cadence and fall within a relevant revenue and market capitalization range (i.e., technology companies with revenue between 0.5 and 2.5 times that of Cadence’s fiscal 2007 revenue and two-year average market capitalization between 0.25 and 4 times that of Cadence’s two-year average market capitalization as of July 2008). The resulting group of 28 companies was used to assess the competitiveness of the executive officers’ base salaries, target and actual annual cash incentive compensation, long-term equity incentive opportunities and total direct compensation.

The following companies (three of which were also included in the Direct Practices Peer Group, as indicated by an asterisk (*) below) comprised the Primary Compensation Peer Group for fiscal 2008 for determining competitive compensation levels:

Altera Corporation	Lam Research Corporation	NVIDIA Corporation*
Atmel Corporation	Linear Technology Corporation	Palm, Inc.
Autodesk, Inc.	Logitech International S.A.	Polycom Inc.
Brocade Communications Systems, Inc.	LSI Corporation	SanDisk Corporation
Cypress Semiconductor Corporation	Maxim Integrated Products, Inc.	Sybase, Inc.
Electronic Arts Inc.	McAfee, Inc.	Synopsys, Inc.*
Intuit Inc.	National Semiconductor Corporation	Trimble Navigation Limited
JDS Uniphase Corporation	Network Appliance Inc.	VeriSign, Inc.
Juniper Networks Inc.	Novellus Systems, Inc.	Xilinx Inc.
KLA-Tencor Corporation*

Compensation Determinations

Consistent with the principles of Cadence’s executive officer compensation outlined above, after the Compensation Committee determines the market levels of each executive officer’s compensation based on the compensation paid by the companies in the Primary Compensation Peer Group, the Compensation Committee assesses the appropriateness of each executive officer’s compensation level relative to executives with similar titles and responsibilities at the companies in the Primary Compensation Peer Group. Cadence does not target executive officer compensation at a specific level or percentage relative to compensation provided by the companies in the Primary Compensation Peer Group, whether for total direct compensation or any element of total direct compensation. Instead, when determining compensation levels for the executive officers, the Compensation Committee takes into account not only the information regarding compensation paid to executives with similar titles and responsibilities at the companies in the Primary Compensation Peer Group, but also each of the following factors, without prescribing particular weightings:

Cadence Factors

•	Cadence’s financial and operational performance as compared to the performance of the companies in the Primary Compensation Peer Group; and

•	Cadence’s relative size and scope of business as compared to the companies in the Primary Compensation Peer Group.

Individual Factors

•	Strategic importance of the position;

•	Scarcity in the market of the individual’s skills and talents;

•	Individual performance over the preceding year;

•	Expected future contributions;

•	Historical compensation;

•	Ability to impact corporate and/or business unit results;

•	Retention risks; and

•	Relative positioning/performance versus other executives.

For each executive officer other than the CEO, the CEO typically makes assessments and recommendations to the Compensation Committee on whether there should be adjustments to an executive officer’s annual base salary, annual cash incentive compensation and long-term equity incentive compensation based upon an assessment of each of the “Cadence Factors” and the “Individual Factors” outlined above, which are collectively referred to in this proxy statement as the Compensation Factors. The Compensation Committee then reviews these assessments and recommendations and determines whether or not to approve and/or modify the CEO’s recommendations. In fiscal 2008, Mr. Fister made recommendations to the Compensation Committee regarding compensation adjustments for the executive officers until he resigned as Cadence’s CEO in October 2008. In November 2008, the Compensation Committee conferred with the IOCE1 regarding adjustments to the compensation of Messrs. Hsu and Modi in connection with their promotions in November 2008.

The Compensation Committee evaluates each of the “Cadence Factors” as well as the CEO’s performance with respect to each of the “Individual Factors” described above, and the assessment from such evaluation is used to determine whether or not to adjust the CEO’s compensation. The Compensation Committee, in its sole discretion, makes all decisions related to the CEO’s compensation.

ELEMENTS OF EXECUTIVE COMPENSATION

Executive Officer (as defined in “Compensation of Executive Officers” below) compensation is comprised of the following elements:

•	Total direct compensation, consisting of:

•	Base salary;

•	Annual cash incentive compensation; and

•	Long-term equity incentive compensation (including stock options and shares of restricted stock).

•	Other compensation and benefits, consisting of:

•	Participation in Cadence’s broad-based benefit plans;

•	Participation in Cadence’s nonqualified deferred compensation plans; and

•	Perquisites.

•	Severance benefits.

Consistent with the principles of Cadence’s executive officer compensation outlined above, an executive officer’s total direct compensation is based upon Cadence’s performance as well as the performance of the individual executive officer. Cadence does not have a pre-established policy or target for allocating between fixed and variable compensation or among the different types of variable compensation, although the allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the companies in the

 (1) In connection with the departure of Mr. Fister in October 2008, the Board formed the IOCE to oversee the day-to-day running of Cadence’s operations. The members of the IOCE were Dr. Shoven (solely in an oversight capacity) and Messrs. Tan, Palatnik (Senior Vice President and CFO of Cadence) and Huang (Senior Vice President of Cadence and the Chief of Staff of the IOCE). Effective as of January 8, 2009, the Board appointed Mr. Tan to serve as CEO of Cadence and the IOCE was dissolved.

Primary Compensation Peer Group and Cadence’s short-term and long-term strategic objectives. Instead, the Compensation Committee aims to provide total direct compensation at levels sufficient to attract and retain qualified executives. Variable compensation generally consists of annual cash incentive compensation and long-term equity incentives, and represents the majority of the total direct compensation opportunity for each executive officer. The Compensation Committee believes that executive officers should be rewarded for achieving annual performance goals, but that the executive officers’ consistent and sustained performance is the single most important influence on long-term stockholder value. Accordingly, the executive officers’ variable compensation is typically weighted towards long-term equity incentives rather than annual cash incentive compensation.

Base Salaries

Cadence offers its executive officers an annual base salary to compensate them for services rendered during the year. Base salaries are essential for the attraction and retention of talented executive officers and are determined as described above under “Compensation Determinations.” The executive officers’ base salaries are reviewed annually by the Compensation Committee, but do not automatically increase each year. Changes to the executive officers’ base salaries, if any, are typically made in the first quarter of the year or in connection with an executive officer’s promotion. In February 2008, the Compensation Committee reviewed and benchmarked the base salaries of Messrs. Fister, McKeithen, Miller and Porter against the Primary Compensation Peer Group, and decided not to increase or decrease their base salaries because the Compensation Committee believed that their base salaries were appropriate.

In April 2008, the Compensation Committee promoted Mr. Cowie to Senior Vice President and General Counsel and Mr. Palatnik to CFO. Consistent with the principles of Cadence’s compensation for its executive officers described above, the Compensation Committee reviewed the base salaries of Messrs. Cowie and Palatnik in the context of their expanded roles and responsibilities, and set their base salaries at $350,000 and $400,000, respectively. In November 2008, the Compensation Committee promoted both Messrs. Hsu and Modi to Senior Vice President, Research and Development and set each of their base salaries at $350,000, following the principles described above and recognizing their increased responsibilities. In January 2009, the Compensation Committee established a base salary of $600,000 for Mr. Tan in connection with his appointment as CEO.

Annual Cash Incentive Compensation

Target Bonuses

Cadence generally provides its executive officers with the opportunity to earn variable cash compensation under the Bonus Plan. The purpose of the Bonus Plan is to reward executive officers for performance during a single fiscal year and to provide incentives for them to achieve Cadence’s annual financial and operational goals, as measured against specific performance criteria relative to their respective business groups and Cadence’s overall business results. Cash bonus payouts under the Bonus Plan are determined annually, and the amount paid to each executive officer is determined based upon the executive officer’s target bonus multiplied by a Cadence group modifier and an individual performance modifier (each described in more detail below).

For each executive officer other than the CEO, the Compensation Committee reviews, as described above under “Compensation Determinations,” and approves (with or without modification, in its sole discretion) the CEO’s recommendations as to the executive officer’s target bonus. After Mr. Fister’s resignation in October 2008, and while the IOCE was in effect, the Compensation Committee reviewed the recommendations of the IOCE for setting target bonuses for the newly promoted executive officers. For the CEO, however, the Compensation Committee is solely responsible for assigning a target bonus based on its review, as described above under “Compensation Determinations.” Target bonuses for the executive officers are expressed as either a dollar amount or a percentage of base salary. The target bonuses are also typically set forth in the executive officers’ employment agreements. The Compensation Committee may, however, re-assess from time to time the target bonuses for each executive officer.

In February 2008, the Compensation Committee reviewed the target bonus amounts of the Named Executive Officers who were executive officers at that time and decided not to make any changes to their existing target bonus amounts because the Compensation Committee believed that the target bonus levels were appropriate.

In connection with the promotions of Messrs. Cowie, Hsu and Modi from Corporate Vice President to Senior Vice President and their appointments as executive officers of the Company, the Compensation Committee set their target bonuses at 75% of base salary.

In addition, the Compensation Committee approved a target bonus of 100% of base salary for Mr. Tan in connection with his appointment as CEO in January 2009.

Cadence Group Modifier

The Cadence group modifier is a percentage that reflects Cadence’s overall performance (the company performance modifier) and, for all executive officers except the CEO, the performance of the business group that the executive officer leads (the business objectives modifier). The business objectives modifier for the CEO is the average of the business objectives modifiers for each of the executive officers reporting to the CEO. The weightings and performance measures used to determine the Cadence group modifier (including both the performance metrics for the company performance modifier and the business group objectives) are reviewed annually by the Compensation Committee, in consultation with the CEO, to assure that they align with what the Compensation Committee and the CEO believe are the most important factors that influence both annual business and financial performance of Cadence and long-term stockholder value. For fiscal 2008, the components of the Cadence group modifier and relative weightings were as follows: 35% for the total revenue target, 30% for the non-GAAP operating margin target and 35% for the business objectives modifier.

With respect to the company performance modifier, the total revenue target was defined as the total dollar value of revenue, as disclosed in Cadence’s periodic reports on Forms 10-Q and 10-K, and the non-GAAP operating margin target was defined as non-GAAP income from operations expressed as a percentage of total revenue, as disclosed in Cadence’s Current Reports on Form 8-K. The target levels for the company performance modifier were higher than the target levels in Cadence’s fiscal 2008 business plan, which had a total revenue target of $1.65 billion and a non-GAAP operating margin target of 33.1%. For each of the total revenue and the non-GAAP operating margin components of the company performance modifier, achievement of 90% of the Bonus Plan target levels was required before any payment would be made for such component of the company performance modifier. Cadence achieved total revenue of $1.04 billion and a non-GAAP operating margin of (3)% for fiscal 2008, which reflects performance below the threshold requirement set forth by the Compensation Committee for payment for these measures.

As a result of Cadence’s revenue and non-GAAP operating margin performance in fiscal 2008, the Compensation Committee determined that no bonus payouts would be made to the Named Executive Officers under the Bonus Plan for fiscal 2008.

The business objectives modifier for all executive officers except the CEO is based on the achievement of qualitative short-term and long-term performance goals by each executive officer’s business group. For fiscal 2008, each business group’s goals related to one or more of the following: operational excellence and efficiency, product development, customer satisfaction, innovation and Cadence’s short-term and long-term business strategy. In addition, in fiscal 2008, the Compensation Committee intended for the achievement of these goals at the 100% level to present a significant challenge to the participants. The Compensation Committee reviews the achievement of these goals based upon the CEO’s assessment of each business group’s performance relative to its specific objectives.

For fiscal 2008, the Compensation Committee determined that no bonus payouts would be made to the Named Executive Officers with respect to their business objectives in light of Cadence’s overall revenue and non-GAAP operating margin performance for the year.

Individual Performance Modifier

The individual performance modifier is derived from subjective assessments of individual performance during the performance period, based upon the “Individual Factors” listed above under “Compensation Determinations.” For each executive officer other than the CEO, the Compensation Committee evaluates the performance of the executive officer during the performance period and, based in part upon the CEO’s recommendations, approves the individual performance modifier for the executive officer.

For the CEO’s individual performance modifier, the Compensation Committee evaluates the CEO’s performance based upon the CEO’s individual performance and contributions and Cadence’s overall performance.

For fiscal 2008, the Compensation Committee determined that no bonus payouts would be made to the Named Executive Officers for individual performance in light of Cadence’s overall revenue and non-GAAP operating margin performance for the year.

Other Discretionary Bonuses

The Compensation Committee has the discretion to reward executive officers with additional cash compensation, such as in connection with their performance, contribution or promotion. In March 2008, the Compensation Committee approved a discretionary cash payment of $100,000 to Mr. Cowie in recognition of his promotion to Senior Vice President and General Counsel. In August 2008, the Compensation Committee approved a discretionary cash payment of $2.5 million to Mr. Fister in recognition of his relocation costs arising out of his relocation from Oregon to the San Jose area, the termination of his housing allowance and in lieu of any future payments with respect to his housing allowance and relocation. Cadence does not have any similar relocation arrangements with any of the Named Executive Officers, nor does it currently expect to make similar bonus payments in the future. In December 2008, the Compensation Committee approved a discretionary cash payment of $250,000 to Mr. Tan in recognition of his service as a member of the IOCE, which became payable upon his appointment as CEO.

Annual Cash Incentive Compensation for 2009

In light of the economic environment and challenges facing the Company, the Compensation Committee currently does not intend to pay bonuses for fiscal 2009 performance to any of the executive officers. The Compensation Committee believes that long-term equity incentives will provide appropriate alignment with stockholders during this challenging period and will reward the executive officers, including the Named Executive Officers who are currently executive officers, for building and sustaining long-term stockholder value.

Long-Term Equity Incentive Compensation

Consistent with the principles of Cadence’s compensation for its executive officers outlined above, long-term equity incentives are designed to provide executive officers with an equity stake in Cadence, promote stock ownership to align the executive officers’ interests with those of Cadence’s stockholders and create significant incentives for executive retention. Specifically, stock options provide an opportunity for Cadence to reward its executive officers if Cadence’s stock price increases and the executive officers remain employed by Cadence during the period required for the stock options to vest. Furthermore, awards of restricted stock align the interests of executive officers with the interests of stockholders through stock ownership, and increase the reward to executive officers when Cadence’s stock price increases.

The Compensation Committee determines and approves individual equity grants to executive officers by taking into account information regarding compensation paid to executives with similar titles and responsibilities at the companies in the Primary Compensation Peer Group and each of the Compensation Factors, without prescribing particular weightings to any of the Compensation Factors. In addition, the Compensation Committee reviews the CEO’s assessments and recommendations as to the long-term equity compensation for all of the executive officers except himself.

In fiscal 2008, Cadence made equity grants in the form of stock options and restricted stock to each of the Named Executive Officers. Stock options granted to the Named Executive Officers in fiscal 2008 vest monthly over four years from the date of grant and expire seven years from the date of grant, except for the option to purchase 100,000 shares of Cadence common stock granted to Mr. Tan in December 2008 in recognition of his service as a member of the IOCE that vested and became exercisable upon his appointment as CEO in January 2009 (as disclosed in the Grants of Plan-Based Awards table). Awards of restricted stock granted to the Named Executive Officers in fiscal 2008 vest 25% on each of the first four anniversaries of the grant date, subject to the achievement of certain specified performance goals intended to qualify the awards as “performance-based compensation” under Section 162(m) of the Code.

When allocating long-term equity incentive compensation for the Named Executive Officers other than Mr. Fister, the Compensation Committee generally awarded a majority of the total value of equity grants in the form of restricted stock, with the remainder comprised of stock options with an exercise price equal to the fair market value of Cadence common stock on the grant date. The long-term incentive equity compensation for Mr. Fister in fiscal 2008 was allocated approximately equally between stock options and restricted stock.

In connection with their respective promotions in April 2008, Mr. Cowie received an option to purchase 60,000 shares of Cadence common stock at its fair market value on the grant date and 30,000 shares of restricted stock and Mr. Palatnik received an option to purchase 100,000 shares of Cadence common stock at its fair market value on the grant date and 50,000 shares of restricted stock.

In addition to his stock option grant in December 2008, as a signing bonus for his appointment as CEO in January 2009, Mr. Tan received an option to purchase 900,000 shares of Cadence common stock at its fair market value on the grant date, 25% of which vests on the first anniversary of the grant date and the remainder of which vests monthly over a period of three years thereafter, and an award of 300,000 shares of restricted stock, 25% of which vests on each of the first four anniversaries of the grant date.

In February 2009, the Compensation Committee targeted the equity grants to the Named Executive Officers who are currently executive officers to provide 70% to 80% of the long-term equity incentive compensation opportunities in the form of stock options, which vest monthly over four years from the date of grant and expire seven years from the date of grant, with the remainder comprised of restricted stock, which vests in equal semi-annual installments over three years from the date of grant. The Compensation Committee changed the mix of the long-term equity incentive compensation because it believes that the new mix provides the appropriate level of stockholder alignment, rewards employees for building and sustaining long-term stockholder value, and balances the portfolio between stock options, which provide value only if the stock price increases, and restricted shares, which provide more certain retention value.

Grant Timing Policy

The Compensation Committee and senior management monitor Cadence’s stock option and restricted stock grant policies to ensure that they comply with governing regulations and are consistent with good corporate practice. Grants to the executive officers are generally made at the Compensation Committee meetings held in February of each year, after results for the preceding fiscal year become publicly available, enabling the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions. However, the Compensation Committee may make grants at any time of the year it deems appropriate.

Deferred Compensation

In fiscal 2008, each of the Named Executive Officers was eligible to defer compensation payable to them under a nonqualified deferred compensation plan maintained by Cadence, which is referred to in this proxy statement as the Deferred Compensation Plan. The Deferred Compensation Plan is designed to allow for savings above the limits imposed by the Code for 401(k) plans on an income tax-deferred basis for Cadence employees at the level of vice president (or its equivalent) and above who choose to participate. Amounts deferred into the Deferred Compensation Plan are held in accounts with values indexed to the performance of selected mutual funds or money market accounts. The investment options made available under the Deferred Compensation Plan are substantially similar to those available under Cadence’s tax-qualified 401(k) plan. Cadence does not match contributions made under the Deferred Compensation Plan. Cadence maintains the Deferred Compensation Plan for the purposes of providing a competitive benefit and allowing all participants, including the Named Executive Officers, an opportunity to defer income tax payments on their cash compensation.

Other Employee Benefit Plans

The Named Executive Officers are eligible for the same benefits available to Cadence employees generally. These include participation in a tax-qualified 401(k) plan, employee stock purchase plan, and group life, health, dental, vision and disability insurance plans. Cadence also periodically benchmarks its broad-based employee benefit plans based upon a review of the benefits survey conducted by the Silicon Valley Employers’ Forum. Cadence aims to provide benefits to its employees that are consistent with market practice.

Perquisites

Cadence has provided perquisites selectively in situations that the Compensation Committee believed were reasonable and necessary to attract and/or retain executives. In connection with his initial hire, Cadence agreed to provide Mr. Fister with financial reimbursement related to his relocation to and housing in the San Jose area. This benefit was terminated upon the execution of Mr. Fister’s new employment agreement in July 2008.

Severance Benefits

Cadence has entered into agreements with all of its Named Executive Officers that provide for benefits upon termination of employment under certain circumstances, including in connection with a change in control of Cadence. Cadence provides these benefits as a means of remaining competitive, retaining executive officers, focusing executive officers on stockholder interests when considering strategic alternatives and providing income protection in the event of involuntary loss of employment. In general, these arrangements provide for severance benefits upon Cadence’s termination of the Named Executive Officer’s employment without cause or resignation by the Named Executive Officer for good reason (constructive termination). In the event of a change in control of Cadence, and if the Named Executive Officer is terminated without cause or resigns for good reason (constructive termination), the Named Executive Officer will receive enhanced severance benefits. Accordingly, Cadence provides for enhanced severance benefits only in the event of a “double trigger” because it believes that executive officers would be materially harmed only if a change in control results in reduced responsibilities or compensation or loss of employment.

In fiscal 2008, the Compensation Committee engaged Semler Brossy to provide information on typical industry practices concerning severance and change in control agreements. Based on this review and regulatory developments, including the documentary compliance deadline under Section 409A of the Code, the Compensation Committee approved new employment agreements with Messrs. Fister, Miller and Porter in July 2008 that included severance and change in control provisions that the Compensation Committee believed were competitive with market practices. Pursuant to the July 2008 employment agreements, upon a termination without cause or a constructive termination, Messrs. Fister, Miller and Porter were entitled to increased cash severance as compared to their prior employment agreements, as well as immediate vesting for certain unvested equity, as compared to continued vesting over a period of time under their prior employment agreements. In addition, pursuant to the July 2008 employment agreements, upon a termination without cause or a constructive termination in connection with a change in control, Messrs. Fister, Miller and Porter were entitled to increased cash severance as compared to their prior employment agreements.

In April 2008, the Compensation Committee approved a new employment agreement with Mr. McKeithen in connection with his promotion to Executive Vice President. Pursuant to the terms of the new employment agreement, upon a termination without cause or a constructive termination, Mr. McKeithen was entitled to a cash payment equal to the greater of the salary and target bonus he could have earned through March 31, 2010 or $800,000, and immediate vesting of his unvested options and restricted stock that would have vested through March 31, 2010, rather than a payment equal to one year’s base salary and target bonus and continued vesting for twelve months post-termination as under his prior employment agreement. Pursuant to the terms of the new employment agreement, upon a termination without cause or a constructive termination in connection with a change in control, Mr. McKeithen was also entitled to cash severance equal to the greater of $1,600,000 or the salary and target bonus he could have earned through March 31, 2010, as compared to one year’s base salary and target bonus under his prior employment agreement.

The Compensation Committee approved employment agreements with Messrs. Cowie, Huang and Palatnik in July 2008, Mr. Tan in January 2009 and Messrs. Hsu and Modi in February 2009, which include severance and change in control provisions similar to those contained in the employment agreements of the other Named Executive Officers. Prior to entering into employment agreements with Messrs. Cowie, Hsu, Huang, Modi, Palatnik and Tan, Cadence did not have employment agreements with any of them, and the employment agreements supersede their offer letters (except for Mr. Tan, who did not have an offer letter).

The Compensation Committee intends to review the severance and change in control arrangements periodically and in the event of changing circumstances.

Please refer to the discussion under “Potential Payments upon Termination or Change in Control and Employment Contracts” below for a more detailed discussion of the severance and change in control arrangements with the Named Executive Officers.

Severance Benefits Provided Upon Resignation

Effective October 15, 2008, Messrs. Fister, McKeithen, Miller and Porter resigned from their executive officer positions with Cadence. Cadence will provide certain benefits to Messrs. Fister, Miller and Porter as set forth in their Executive Transition and Release Agreements and to Mr. McKeithen as set forth in his 2008 employment agreement. Cadence also entered into supplemental agreements, effective October 15, 2008, with Messrs. Miller and Porter, whereby each executive agreed to provide additional services to Cadence related to the transition of his prior executive responsibilities for six months following his resignation as an executive officer of Cadence and receive a monthly salary as compensation for such services. Cadence amended Mr. McKeithen’s 2008 employment agreement, effective October 15, 2008, whereby Cadence agreed to extend the period during which Mr. McKeithen would be entitled to exercise his vested options to February 28, 2010 or until the maximum term of the option, whichever is shorter, and Mr. McKeithen agreed to provide services to Cadence related to the transition of his prior executive officer responsibilities for 45 days following his resignation. For further detail of the severance benefits provided to and that will be provided to Messrs. Fister, McKeithen, Miller and Porter, please refer to the footnotes to the Summary Compensation Table and the discussion under “Potential Payments Upon Termination or Change in Control and Employment Contracts.”

STOCK OWNERSHIP GUIDELINES

Cadence maintains stock ownership guidelines for its executive officers. These guidelines are designed to promote alignment with the interests of stockholders and Cadence’s commitment to sound corporate governance. The Compensation Committee reviewed industry standard practices when it established the guidelines below. All of the Named Executive Officers who are currently executive officers satisfy Cadence’s ownership guidelines, and the Named Executive Officers who are not currently executive officers satisfied Cadence’s ownership guidelines prior to their resignations.

Stock Ownership Guidelines

Position	Shares(1)	Years to Meet Guidelines
Chief Executive Officer	100,000

Chief Financial Officer	50,000	5 years

Senior Vice Presidents	25,000

(1)	For purposes of determining stock ownership levels, the following forms of equity interests in Cadence count towards satisfaction of the stock ownership guidelines: restricted or incentive shares (whether vested or unvested), shares obtained through the Employee Plan, shares acquired and held through the exercise of stock options, shares purchased on the open market, shares owned outright by the executive officer or his or her immediate family members residing in the same household, and shares held in trust for the benefit of the executive officer or his or her family.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code of 1986

Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. Cadence attempts to structure its compensation arrangements to achieve deductibility under Section 162(m) of the Code, unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m) of the Code. Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

In fiscal 2008, all annual incentive plan payments, stock option grants and restricted stock awards were structured with the intent to qualify them as “performance-based compensation” under Section 162(m) of the Code, and should be fully deductible. As noted above, the vesting of awards of restricted stock granted to certain Named Executive Officers in fiscal 2008 was subject to the achievement of certain specified performance goals that were intended to qualify the awards as performance-based compensation under Section 162(m) of the Code. In July 2008, the Compensation Committee amended these awards along with all similar awards granted in prior years that remained outstanding and unvested at that time. The amendments added to the awards additional performance goals for the second half of fiscal 2008 and all subsequent vesting periods in order to preserve, to the extent possible, the deductibility of the awards under Section 162(m) of the Code, while reflecting Cadence’s shift in strategic emphasis.

Section 280G of the Internal Revenue Code of 1986

Section 280G of the Code disallows a company’s tax deduction for what are defined as “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on certain persons who receive excess parachute payments. The Named Executive Officers are not provided with tax gross-up payments in the event their payments become subject to this excise tax, but instead are entitled to the best after-tax alternative. In other words, the Named Executive Officers are entitled to whichever of the following payments results in the largest after-tax amount:

•	The full payout including any portion that would be classified as an excess parachute payment; or

•	The maximum payout that would result in no portion of the payout being subject to the excise tax.

Cadence chose to provide the Named Executive Officers with the best after-tax alternative to maximize the benefits provided to each executive in connection with a change in control while allowing Cadence to avoid making any gross-up payments.

In the event that a portion of the payout would be classified as an excess parachute payment, Cadence’s tax deduction would be disallowed under Section 280G of the Code and an excise tax would be imposed on the Named Executive Officer under Section 4999 of the Code. Please refer to the discussion below under “Potential Payments upon Termination or Change in Control and Employment Contracts” for more detail on the potential lost tax deductions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with management. In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in this proxy statement and incorporation by reference into Cadence’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

COMPENSATION COMMITTEE

John B. Shoven, Chairman
Donald L. Lucas
George M. Scalise

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or was during or prior to fiscal 2008, an officer or employee of Cadence or any of its subsidiaries. None of Cadence’s executive officers serves or served as a director or member of the compensation committee of another entity where an executive officer of such other entity serves or served as a director or member of the Compensation Committee of Cadence.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation awarded or paid to, or earned by, Cadence’s Senior Vice President who performed functions similar to a principal executive officer as of the end of fiscal 2008, Cadence’s CFO as of the end of fiscal 2008, Cadence’s three most highly compensated executive officers other than the CEO and CFO as of the end of fiscal 2008, Cadence’s former CEO and CFO who served Cadence for a portion of fiscal 2008 and two additional individuals for whom disclosure would have been provided as two of the three most highly compensated executive officers but for the fact that they were not serving as executive officers at the end of fiscal 2008 (collectively referred to herein as the “Named Executive Officers”), and Cadence’s new CEO (appointed January 8, 2009).

SUMMARY COMPENSATION TABLE

									Non-Equity
									Incentive	All
					Stock		Option		Plan	Other
Name and		Salary	Bonus		Awards		Awards		Compensation	Compensation	Total
Principal Position	Year	($)(1)	($)(1)		($)(2)		($)(2)		($)(1)	($)(1)(3)	($)(1)

Lip-Bu Tan(4)	2008	$0	$238,235	(5)	$0		$81,950		$0	$0	$320,045
President and Chief Executive Officer

Charlie Huang(6)	2008	350,000	0		158,844		207,823		0	8,135	724,802
Senior Vice President and Chief Strategy Officer

Kevin S. Palatnik(7)	2008	383,269	0		619,306		148,087		0	6,992	1,157,654
Senior Vice President and Chief Financial Officer

James J. Cowie(8)	2008	333,846	100,000	(9)	378,346		75,561		0	8,135	895,888
Senior Vice President, General Counsel and Secretary

Chi-Ping Hsu(10)	2008	316,687	0		186,913		89,249		0	9,164	602,013
Senior Vice President, Research and Development

Nimish H. Modi(11)	2008	289,080	0		127,438		140,906		0	8,043	565,467
Senior Vice President, Research and Development

Michael J. Fister(12)	2008	819,231	2,500,000	(13)	(371,916	)(14)	8,207,500	(14)	0	206,468	11,361,283
Former President and	2007	1,000,000	0		3,353,016		7,254,766		1,513,594	388,275	13,509,651
Chief Executive Officer	2006	1,000,000	0		4,638,918		5,257,032		2,478,700	362,956	13,737,606

R.L. Smith McKeithen(15)	2008	327,692	0		123,656	(14)	1,226,000	(14)	0	73,788	1,751,136
Former Executive Vice	2007	400,000	0		773,103		380,411		502,592	12,294	2,068,400
President, Corporate Affairs	2006	400,000	0		721,190		378,586		673,920	11,088	2,184,784

James S. Miller, Jr.(12)	2008	327,692	0		111,103	(14)	1,270,573	(14)	0	78,027	1,787,395
Former Executive Vice	2007	400,000	0		1,803,205		850,173		549,432	1,824	3,604,634
President, Products and Technologies Organization	2006	400,000	0		1,154,405		701,616		796,160	1,037	3,053,218

William Porter(16)	2008	368,654	0		(251,009	)(14)	1,181,436	(14)	0	94,928	1,394,009
Former Executive Vice	2007	450,000	0		2,118,984		570,617		586,008	68,251	3,793,860
President, Chief Administrative Officer	2006	450,000	0		1,470,183		514,093		860,490	9,354	3,304,120

(1)	Includes amounts deferred pursuant to Section 401(k) of the Code and the Deferred Compensation Plan.

(2)	In accordance with SEC rules, the amount shown is the compensation expense recognized by Cadence in the financial statements for the applicable fiscal year pursuant to SFAS No. 123R. The assumptions used to

(footnotes continue on following page)

calculate the valuation of the award for fiscal 2008 are set forth in Note 10 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 and the assumptions used to calculate the valuation of the award in prior years are set forth in the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the corresponding years. The amount shown is calculated based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date, including the decline of the price of Cadence common stock in fiscal 2008. The amount shown therefore does not reflect the market value of the award as of January 3, 2009, the financial benefit that the holder of the award will actually realize upon exercise of the award or the likelihood that the award will be exercised prior to its expiration. For Mr. Tan, the amount does not include the $141,743 expense related to stock options granted to Mr. Tan in his capacity as a non-employee director before his appointment as a member of the IOCE, which expense is included in the “Option Awards” column of the Director Compensation for Fiscal 2008 table above. See footnote 14 for additional information regarding the awards.

(3)	The payments listed in the “All Other Compensation” column above reflect the following and, unless noted below, are based upon the actual cost expended by Cadence in connection with the following amounts:

•	For Mr. Huang, the amount shown includes (for fiscal 2008): $6,900 for 401(k) matching contributions and $1,235 for term life insurance premium payments.

•	For Mr. Palatnik, the amount shown includes (for fiscal 2008): $6,900 for 401(k) matching contributions and $92 for term life insurance premium payments.

•	For Mr. Cowie, the amount shown includes (for fiscal 2008): $6,900 for 401(k) matching contributions and $1,235 for term life insurance premium payments.

•	For Mr. Hsu, the amount shown includes (for fiscal 2008): $6,900 for 401(k) matching contributions and $2,264 for term life insurance premium payments.

•	For Mr. Modi, the amount shown includes (for fiscal 2008): $6,900 for 401(k) matching contributions and $1,143 for term life insurance premium payments.

•	For Mr. Fister, the amount shown includes (for fiscal 2008): $6,900 for 401(k) matching contributions, $2,926 for term life insurance premium payments, $2,893 for COBRA premiums paid or accrued in fiscal 2008 in connection with the termination of Mr. Fister’s employment, $119,000 for housing allowance related to Mr. Fister’s relocation from Oregon to the San Jose area, $71,573 for tax gross-up payments paid with respect to Mr. Fister’s housing allowance and certain meal reimbursements and sales incentive gifts. The material terms and conditions of Cadence’s prospective payments to Mr. Fister in connection with the termination of his employment are set forth in “Potential Payments Upon Termination or Change in Control and Employment Contracts.”

•	For Mr. McKeithen, the amount shown includes (for fiscal 2008): $6,036 for 401(k) matching contributions, $7,643 for term life insurance premium payments and amounts paid or accrued in fiscal 2008 in connection with the termination of Mr. McKeithen’s employment — $49,231 for continuation of salary, $567 for COBRA premiums, $6,625 for medical fees and $3,686 for tax gross-up of medical fees. The material terms and conditions of Cadence’s prospective payments to Mr. McKeithen in connection with the termination of his employment are set forth in “Potential Payments Upon Termination or Change in Control and Employment Contracts.”

•	For Mr. Miller, the amount shown includes (for fiscal 2008): $1,852 for term life insurance premium payments and amounts paid or accrued in fiscal 2008 in connection with the termination of Mr. Miller’s employment — $72,308 for fees related to the transition of his prior executive responsibilities and $3,867 for COBRA premiums. The material terms and conditions of Cadence’s prospective payments to Mr. Miller in connection with the termination of his employment are set forth in “Potential Payments Upon Termination or Change in Control and Employment Contracts.”

•	For Mr. Porter, the amount shown includes (for fiscal 2008): $6,900 for 401(k) matching contributions, $2,815 for term life insurance premium payments and amounts paid or accrued in fiscal 2008 in connection with the termination of Mr. Porter’s employment — $81,346 for fees related to the transition of his prior executive responsibilities and $3,867 for COBRA premiums. The material terms and conditions of

(footnotes continue on following page)

Cadence’s prospective payments to Mr. Porter in connection with the termination of his employment are set forth in “Potential Payments Upon Termination or Change in Control and Employment Contracts.”

(4)	Effective January 8, 2009, Mr. Tan was appointed CEO. From October 15, 2008 to January 7, 2009, Mr. Tan served as Interim Vice Chairman of the Board and was a member of the IOCE. Accordingly, we have voluntarily elected to disclose compensation paid to Mr. Tan for fiscal 2008 in recognition of his service as a member of the IOCE. The amounts provided above for Mr. Tan’s compensation do not include the compensation paid to Mr. Tan in fiscal 2008 for his services as a non-employee director until October 14, 2008, which consists of $104,333 of director’s fees earned and paid in cash and $6,386 of reimbursements received pursuant to the director health care and prescription drug insurance coverage plan and is disclosed in the Director Compensation for Fiscal 2008 table above.

(5)	This amount represents the prorated portion of a discretionary cash payment of $250,000 earned in fiscal 2008 and approved by the Compensation Committee on December 15, 2008 in recognition of Mr. Tan’s service as a member of the IOCE.

(6)	In addition to serving as Senior Vice President, Business Development, from October 15, 2008 to January 7, 2009, Mr. Huang served as a member and Chief of Staff of the IOCE and performed functions similar to a principal executive officer. Mr. Huang was appointed Chief Strategy Officer, effective January 8, 2009.

(7)	Mr. Palatnik was appointed CFO, effective April 23, 2008.

(8)	Mr. Cowie was appointed Senior Vice President and General Counsel, effective April 1, 2008, and Secretary, effective May 7, 2008.

(9)	Mr. Cowie received a discretionary bonus of $100,000 in connection with his appointment as Senior Vice President and General Counsel.

(10)	Mr. Hsu was appointed Senior Vice President, Research and Development on November 17, 2008.

(11)	Mr. Modi was appointed Senior Vice President, Research and Development on November 17, 2008.

(12)	Messrs. Fister and Miller resigned from their executive positions, effective October 15, 2008.

(13)	In fiscal 2008, the Compensation Committee approved a discretionary cash payment of $2.5 million to Mr. Fister in recognition of his relocation costs, the termination of his housing allowance and in lieu of any future payments with respect to his housing allowance and relocation.

(14)	The amount shown above includes compensation expense related to the acceleration of vesting of certain stock awards and option awards, but also reflects the reversal of previously recognized compensation expense related to the forfeiture of certain stock awards in connection with the resignations from executive positions and amendments to the vesting of certain stock awards described herein.

•	For Mr. Fister, the compensation expense includes: $743,816 for the acceleration of vesting of certain stock awards, $3,986,694 for the acceleration of vesting of certain stock options and $(483,607) for the reversal of previously recognized compensation expense related to the forfeiture of certain stock awards.

The stock options included in this amount have exercise prices of $10.61, $13.06, $14.55, $16.53, $20.06 and $25.08 per share, which as of January 3, 2009 were significantly higher than the market price of Cadence common stock. The stock options expire on the earlier of January 15, 2010 or the original expiration dates set forth in the table below entitled Outstanding Equity Awards at 2008 Fiscal Year End.

•	For Mr. McKeithen, the compensation expense includes: $342,533 for the acceleration of vesting of certain stock awards, $580,569 for the acceleration of vesting of certain stock options, $(136,522) for the reversal of previously recognized compensation expense related to the forfeiture of certain stock awards and $285,366 for extending the exercise period of certain stock options.

The stock options included in this amount have exercise prices of $10.11, $10.89, $12.63, $13.61, $14.69, $15.49, $16.53, $19.16 and $20.06 per share, which as of January 3, 2009 were significantly higher than the market price of Cadence common stock. The stock options expire on the earlier of February 28, 2010 or the original expiration dates set forth in the table below entitled Outstanding Equity Awards at 2008 Fiscal Year End.

(footnotes continue on following page)

•	For Mr. Miller, the compensation expense includes: $574,572 for the acceleration of vesting of certain stock awards, $563,119 for the acceleration of vesting of certain stock options and $(373,278) for the reversal of previously recognized compensation expense related to the forfeiture of certain stock awards.

The stock options included in this amount have exercise prices of $10.61, $13.61, $16.53 and $20.06 per share, which as of January 3, 2009 were significantly higher than the market price of Cadence common stock. The stock options awards expire on the earlier of January 15, 2010 or the original expiration dates set forth in the table below entitled Outstanding Equity Awards at 2008 Fiscal Year End.

•	For Mr. Porter, the compensation expense includes: $397,583 for the acceleration of vesting of certain stock awards, $664,152 for the acceleration of vesting of certain stock options and $(404,164) for the reversal of previously recognized compensation expense related to the forfeiture of certain stock awards.

The stock options included in this amount have exercise prices of $10.61, $13.61, $16.53 and $20.06 per share, which as of January 3, 2009 were significantly higher than the market price of Cadence common stock. The stock options expire on the earlier of January 15, 2010 or the original expiration dates set forth in the table below entitled Outstanding Equity Awards at 2008 Fiscal Year End.

(15)	Mr. McKeithen served as Senior Vice President and General Counsel until March 31, 2008 and Secretary until May 7, 2008. Mr. McKeithen was appointed Executive Vice President, Corporate Affairs, effective April 1, 2008, and Mr. McKeithen resigned from his executive position, effective October 15, 2008.

(16)	Mr. Porter served as Executive Vice President and CFO until April 22, 2008. Mr. Porter was appointed Chief Administrative Officer, effective April 23, 2008, and Mr. Porter resigned from his executive position, effective October 15, 2008.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2008

					All Other		All Other
					Stock		Option
					Awards:		Awards:			Grant Date
					Number of		Number of		Exercise or	Fair Value
		Possible Payouts Under			Shares of		Securities		Base Price	of Stock
		Non-Equity Incentive Plan Awards(1)			Stock or		Underlying		of Option	and Option
	Grant	Threshold	Target	Maximum	Units		Options		Awards	Awards
Name	Date	($)	($)	($)	(#)(2)		(#)		($/Sh)(3)	($)(4)

Lip-Bu Tan(5)	12/15/08	$—	$—	$—	—		100,000	(6)	$2.61	$163,900

Charlie Huang	2/01/08	—	—	—	30,000		—		—	318,300
	2/01/08	—	—	—	—		60,000	(7)	10.61	256,212
	2008 Bonus Plan	0	262,500	1,181,250	—		—		—	—

Kevin S. Palatnik	4/23/08	—	—	—	50,000		—		—	562,000
	4/23/08	—	—	—	—		100,000	(8)	11.24	410,520
	2008 Bonus Plan	0	300,000	1,350,000	—		—		—	—

James J. Cowie	4/01/08	—	—	—	30,000		—		—	327,900
	4/01/08	—	—	—	—		60,000	(8)	10.93	239,514
	2008 Bonus Plan	0	262,500	1,181,250	—		—		—	—

Chi-Ping Hsu	5/15/08	—	—	—	13,000		—		—	146,250
	5/15/08	—	—	—	—		10,000	(7)	11.25	41,088
	2008 Bonus Plan	0	262,500	1,181,250	—		—		—	—

Nimish H. Modi	5/15/08	—	—	—	13,000		—		—	146,250
	5/15/08	—	—	—	—		10,000	(7)	11.25	41,088
	2008 Bonus Plan	0	262,500	1,181,250	—		—		—	—

Michael J. Fister	2/01/08	—	—	—	250,000	(9)	—		—	2,652,500
	2/01/08	—	—	—	—		750,000	(8)	10.61	3,202,650
	2008 Bonus Plan	0	1,000,000	4,500,000	—		—		—	—

R.L. Smith McKeithen	2/05/08	—	—	—	50,000	(10)	—		—	544,500
	2/05/08	—	—	—	—		100,000	(8)	10.89	436,280
	2008 Bonus Plan	0	400,000	1,800,000	—		—		—	—

James S. Miller, Jr.	2/01/08	—	—	—	100,000	(11)	—		—	1,061,000
	2/01/08	—	—	—	—		100,000	(8)	10.61	427,020
	2008 Bonus Plan	0	400,000	1,800,000	—		—		—	—

William Porter	2/01/08	—	—	—	125,000	(12)	—		—	1,326,250
	2/01/08	—	—	—	—		150,000	(8)	10.61	640,530
	2008 Bonus Plan	0	450,000	2,025,000	—		—		—	—

(1)	The Compensation Committee determined that no bonus payouts would be made under the Bonus Plan for performance in fiscal 2008, as described above in “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Cash Incentive Compensation.” Messrs. Fister, McKeithen, Miller and Porter would not have been eligible for payment under the Bonus Plan for fiscal 2008 because they resigned from their executive positions before the end of fiscal 2008.

(2)	The stock awards granted to Messrs. Cowie, Fister, McKeithen, Miller, Palatnik and Porter were granted under the 1987 Stock Incentive Plan, as amended and restated, which is referred to in this proxy statement as the 1987 Plan, and vest over four years, with 1/4th of the shares subject to such stock award vesting on each anniversary after the date of grant, subject to the achievement of certain specified performance goals intended to qualify the stock awards as “performance-based compensation” under Section 162(m) of the Code. The stock awards granted to Messrs. Hsu, Huang and Modi were granted under the 2000 Nonstatutory Equity Incentive Plan, as amended and restated, which is referred to in this proxy statement as the 2000 Plan, and vest

(footnotes continue on following page)

over four years, with 1/4th of the shares subject to such stock award vesting on each anniversary after the date of grant.

(3)	The exercise price of the stock options is equal to the closing price of Cadence common stock on the date of grant.

(4)	In accordance with SEC rules, the amount shown is calculated pursuant to SFAS No. 123R. The amount shown is calculated based on the price of Cadence common stock on the date the stock award and option award were granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date, including the decline of the price of Cadence common stock in fiscal 2008. The amount shown therefore does not necessarily reflect the market value of the option award as of January 3, 2009, the financial benefit that the holder of the option award will actually realize upon exercise of the option award or the likelihood that the option award will be exercised prior to its expiration.

(5)	As disclosed in the Director Compensation for Fiscal 2008 table above, the grant date fair value, as calculated pursuant to SFAS No. 123R, of the option to acquire 25,000 shares granted to Mr. Tan in respect of his service as a non-employee director in fiscal 2008 was $109,500, and the stock option has an exercise price of $10.94 per share.

(6)	Stock option granted under the 1987 Plan for Mr. Tan’s service with the IOCE was scheduled to vest on the earlier of (i) January 15, 2009 or (ii) the first day of employment of a new CEO of Cadence as determined by the Compensation Committee, provided that Mr. Tan was a member of the IOCE as of the day immediately prior to the vesting date. The stock option fully vested on January 8, 2009.

(7)	The stock options granted to Messrs. Hsu, Huang and Modi were granted under the 2000 Plan and vest over four years, with 1/48th of the shares subject to such option vesting at the end of each month after the date of grant.

(8)	The stock options granted to Messrs. Cowie, Fister, McKeithen, Miller, Palatnik and Porter were granted under the 1987 Plan and vest over four years, with 1/48th of the shares subject to such option vesting at the end of each month after the date of grant.

(9)	125,000 shares of the stock award were cancelled on October 15, 2008 in connection with the resignation of Mr. Fister from his executive officer position.

(10)	25,000 shares of the stock award were cancelled on October 15, 2008 in connection with the resignation of Mr. McKeithen from his executive officer position.

(11)	75,000 shares of the stock award were cancelled on October 15, 2008 in connection with the resignation of Mr. Miller from his executive officer position.

(12)	93,750 shares of the stock award were cancelled on October 15, 2008 in connection with the resignation of Mr. Porter from his executive officer position.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2008 TABLE

EMPLOYMENT AGREEMENTS

Certain elements of compensation set forth in the Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2008 table reflect the terms of employment agreements between Cadence and each of Messrs. Cowie, Huang and Palatnik that were in effect as of January 3, 2009. In January 2009, Cadence entered into an employment agreement with Mr. Tan and, in February 2009, Cadence entered into employment agreements with Messrs. Hsu and Modi, which are summarized below but are not reflected in the tables above.

James J. Cowie.  Cadence is a party to an employment agreement with Mr. Cowie pursuant to which Mr. Cowie serves as Senior Vice President, General Counsel and Secretary. The agreement provides for an initial base salary of $350,000 per year and for Mr. Cowie’s participation in the Bonus Plan at an annual target bonus of 75% of his base salary.

Chi-Ping Hsu.  Cadence is a party to an employment agreement with Mr. Hsu pursuant to which Mr. Hsu serves as Senior Vice President, Research and Development. The agreement provides for an initial base salary of $350,000 per year and for Mr. Hsu’s participation in the Bonus Plan at an annual target bonus of 75% of his base salary.

Charlie Huang.  Cadence is a party to an employment agreement with Mr. Huang pursuant to which Mr. Huang serves as Senior Vice President. The agreement provides for an initial base salary of $350,000 per year and for Mr. Huang’s participation in the Bonus Plan at an annual target bonus of 75% of his base salary.

Nimish H. Modi.  Cadence is a party to an employment agreement with Mr. Modi pursuant to which Mr. Modi serves as Senior Vice President, Research and Development. The agreement provides for an initial base salary of $350,000 per year and for Mr. Hsu’s participation in the Bonus Plan at an annual target bonus of 75% of his base salary.

Kevin S. Palatnik.  Cadence is a party to an employment agreement with Mr. Palatnik pursuant to which Mr. Palatnik serves as Senior Vice President and Chief Financial Officer. The agreement provides for an initial base salary of $400,000 per year and for Mr. Palatnik’s participation in the Bonus Plan at an annual target bonus of 75% of his base salary.

Lip-Bu Tan.  Cadence is a party to an employment agreement with Mr. Tan pursuant to which Mr. Tan serves as President and Chief Executive Officer. The agreement provides for an initial base salary of $600,000 per year and for Mr. Tan’s participation in the Bonus Plan at an annual target bonus of 100% of his base salary.

In connection with their resignations, Cadence has also entered into Executive Release and Transition Agreements with Messrs. Fister, Miller and Porter, agreements regarding transitioning prior executive responsibilities with Messrs. Miller and Porter, and an Amended and Restated First Amendment to Employment Agreement with Mr. McKeithen. See “Potential Payments Upon Termination or Change in Control and Employment Contracts” below.

The proportion of salary to total compensation of the Named Executive Officers is explained above under “Compensation, Discussion and Analysis — Elements of Executive Compensation.”

NON-EQUITY INCENTIVE PLAN AWARDS

Actual payouts under the non-equity incentive plan awards granted to the Named Executive Officers are determined as described above in “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Cash Incentive Compensation” and would be made under the Bonus Plan.

EQUITY PLAN AWARDS

The stock awards granted in fiscal 2008 to the Named Executive Officers were granted under the 1987 Plan or the 2000 Plan and vest over four years, with 1/4th of the shares subject to vesting on each anniversary after the date of grant. The stock awards granted in fiscal 2008 under the 1987 Plan are also subject to the achievement of certain specified performance goals intended to qualify the stock awards as “performance-based compensation” under Section 162(m) of the Code. The stock options granted in fiscal 2008 to the Named Executive Officers were granted under the 1987 Plan or the 2000 Plan and vest over four years, with 1/48th of the shares subject to vesting at the end of each month after the date of grant, except for the grants to Mr. Tan, which are described in footnotes (3) and (4) to the Outstanding Equity Awards at 2008 Fiscal Year End table below. The exercise price of stock options granted under the 1987 Plan or the 2000 Plan in fiscal 2008 is the closing price of Cadence common stock on the date of grant. Dividends, if any, are payable to the holders of restricted stock issued under Cadence’s equity plans.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities				Number of
	Underlying	Underlying				Shares of		Market Value of
	Unexercised	Unexercised		Option		Stock that		Shares of Stock
	Options	Options		Exercise	Option	have not		that have not
	(#)	(#)		Price	Expiration	Vested		Vested
Name	Exercisable(1)	Unexercisable		($)	Date	(#)		($)(2)

Lip-Bu Tan	6,250	0		$18.30	2/04/14	—		$—
	25,000	0		14.87	4/01/14	—		—
	25,000	0		14.59	4/01/15	—		—
	25,000	0		18.08	4/01/16	—		—
	25,000	0		20.53	4/02/17	—		—
	0	25,000	(3)	10.94	4/01/18	—		—
	0	100,000	(4)	2.61	12/15/15	—		—

Charlie Huang	20,000	0		24.00	3/09/11	—		—
	53,500	0		15.49	9/21/11	—		—
	8,000	0		12.63	7/31/12	—		—
	5,000	0		9.59	2/07/13	—		—
	19,791	30,209	(5)	21.58	5/15/14	—		—
	13,750	46,250	(5)	10.61	2/01/15	—		—
	36,458	13,542	(6)	16.80	2/15/16	—		—
	—	—		—	—	10,000	(7)	38,400
	—	—		—	—	30,000	(8)	115,200

Kevin S. Palatnik	125,000	0		21.99	6/15/11	—		—
	25,000	0		22.35	12/28/11	—		—
	19,791	30,209	(5)	21.58	5/15/14	—		—
	16,666	83,334	(5)	11.24	4/23/15	—		—
	—	—		—	—	7,500	(9)	28,800
	—	—		—	—	18,750	(10)	72,000
	—	—		—	—	17,500	(11)	67,200
	—	—		—	—	11,250	(12)	43,200
	—	—		—	—	50,000	(13)	192,000

James J. Cowie	25,000	0		20.19	8/25/10	—		—
	5,834	0		13.04	4/30/14	—		—
	7,500	2,500	(6)	17.89	12/09/15	—		—
	11,250	48,750	(5)	10.93	4/01/15	—		—
	—	—		—	—	2,500	(14)	9,600
	—	—		—	—	5,000	(15)	19,200
	—	—		—	—	18,750	(10)	72,000
	—	—		—	—	11,250	(12)	43,200
	—	—		—	—	30,000	(16)	115,200

	Option Awards							Stock Awards
	Number of		Number of
	Securities		Securities					Number of
	Underlying		Underlying					Shares of		Market Value of
	Unexercised		Unexercised		Option			Stock that		Shares of Stock
	Options		Options		Exercise	Option		have not		that have not
	(#)		(#)		Price	Expiration		Vested		Vested
Name	Exercisable(1)		Unexercisable		($)	Date		(#)		($)(2)

Chi-Ping Hsu	13,887		0		1.25	10/01/12		—		—
	14,643		0		1.25	3/26/13		—		—
	254,526		0		10.44	4/17/13		—		—
	4,792		2,500	(6)	17.89	12/09/15		—		—
	1,458		8,542	(5)	11.25	5/15/15		—		—
	16,771		16,771	(6)	18.85	11/15/16		—		—
	—		—		—	—		2,500	(14)	9,600
	—		—		—	—		12,500	(17)	48,000
	—		—		—	—		13,000	(18)	49,920

Nimish H. Modi	1,458		8,542	(5)	11.25	5/15/15		—		—
	58,333		41,667	(6)	16.63	9/15/16		—		—
	—		—		—	—		12,500	(19)	48,000
	—		—		—	—		13,000	(18)	49,920

Michael J. Fister	3,000,000		0		13.06	5/12/14	(20)	—		—
	1,000,000		0		14.55	3/22/15	(20)	—		—
	400,000		0		16.53	2/08/16	(20)	—		—
	352,826	(21)	0		20.06	2/02/14	(20)	—		—
	677,187	(21)	0		25.08	2/02/14	(20)	—		—
	500,000	(21)	0		10.61	2/01/15	(20)	—		—
	—		—		—	—		125,000	(22)	480,000
	—		—		—	—		54,012	(23)	207,406
	—		—		—	—		125,000	(24)	480,000

R.L. Smith McKeithen	75,000		0		19.16	12/17/09	(20)	—		—
	100,000		0		14.69	5/19/10	(20)	—		—
	100,000		0		15.49	9/21/11	(20)	—		—
	80,000		0		10.11	1/29/13	(20)	—		—
	77,083	(21)	0		20.06	2/02/14	(20)	—		—
	100,000		0		13.61	2/14/15	(20)	—		—
	52,083	(21)	0		10.89	2/05/15	(20)	—		—
	100,000		0		16.53	2/08/16	(20)	—		—
	50,000		0		12.63	7/31/12	(20)	—		—

	Option Awards						Stock Awards
	Number of		Number of
	Securities		Securities				Number of
	Underlying		Underlying				Shares of		Market Value of
	Unexercised		Unexercised	Option			Stock that		Shares of Stock
	Options		Options	Exercise	Option		have not		that have not
	(#)		(#)	Price	Expiration		Vested		Vested
Name	Exercisable(1)		Unexercisable	($)	Date		(#)		($)(2)

James S. Miller, Jr.	145,000		0	13.10	9/17/14	(20)	—		—
	175,000		0	13.61	2/14/15	(20)	—		—
	137,500		0	16.53	2/08/16	(20)	—		—
	66,666	(21)	0	20.06	2/02/14	(20)	—		—
	41,666	(21)	0	10.61	2/01/15	(20)	—		—
	—		—	—	—		25,000	(22)	96,000
	—		—	—	—		25,000	(23)	96,000
	—		—	—	—		25,000	(24)	96,000

William Porter	100,000		0	12.59	5/12/09	(20)	—		—
	200,000		0	13.06	5/21/09	(20)	—		—
	100,000		0	14.28	10/08/09	(20)	—		—
	100,000		0	19.57	3/23/11	(20)	—		—
	150,000		0	20.99	1/18/12	(20)	—		—
	150,000		0	13.61	2/14/15	(20)	—		—
	137,500		0	16.53	2/08/16	(20)	—		—
	100,000	(21)	0	20.06	2/02/14	(20)	—		—
	62,500	(21)	0	10.61	2/01/15	(20)	—		—
	—		—	—	—		25,000	(22)	96,000
	—		—	—	—		25,000	(23)	96,000
	—		—	—	—		31,250	(24)	120,000

(1)	Unless otherwise indicated, these stock options were granted on the date ten years prior to the expiration date and were fully vested on January 3, 2009.

(2)	The market value of the stock awards that have not vested is calculated by multiplying the number of shares that have not vested by the closing price of Cadence common stock on January 2, 2009 of $3.84 per share.

(3)	Stock option was granted under the Directors Plan on April 1, 2008, expires ten years after the grant date and fully vests on March 31, 2009. The exercise price of this stock option was the average closing price of Cadence common stock for twenty (20) trading days prior to the grant date, pursuant to the Directors Plan described above in “Director Compensation.”

(4)	Stock option granted under the 1987 Plan for Mr. Tan’s service with the IOCE on the date seven years prior to the expiration date was scheduled to vest on the earlier of (i) January 15, 2009 or (ii) the first day of employment of a new CEO of Cadence as determined by the Compensation Committee, provided that Mr. Tan was a member of the IOCE as of the day immediately prior to the vesting date. The stock option fully vested on January 8, 2009.

(5)	Stock option was granted on the date seven years prior to the expiration date and vests at a rate of 1/48th per month each month after the date of grant.

(6)	Stock option was granted on the date ten years prior to the expiration date and vests at a rate of 1/48th per month each month after the date of grant.

(7)	Restricted stock was granted on February 15, 2006 and vests at a rate of 1/4th on each January 23rd following the date of grant.

(footnotes continue on following page)

(8)	Restricted stock was granted on February 1, 2008 and vests at a rate of 1/4th on each anniversary of the date of grant.

(9)	Restricted stock was granted on March 18, 2005 and vests at a rate of 1/4th on each anniversary of the date of grant.

(10)	Restricted stock was granted on February 15, 2007 and vests at a rate of 1/4th on each anniversary of the date of grant.

(11)	Restricted stock was granted on May 15, 2006 and vests at a rate of 1/4th on each March 15th following the date of grant.

(12)	Restricted stock was granted on August 15, 2007 and vests at a rate of 1/4th on each anniversary of the date of grant.

(13)	Restricted stock was granted on April 23, 2008 and vests at a rate of 1/4th on each anniversary of the date of grant, subject to the achievement of certain specified performance goals.

(14)	Restricted stock was granted on December 9, 2005 and vests at a rate of 1/4th on each anniversary of the date of grant.

(15)	Restricted stock was granted on December 7, 2006 and vests at a rate of 1/4th on each anniversary of the date of grant.

(16)	Restricted stock was granted on April 1, 2008 and vests at a rate of 1/4th on each anniversary of the date of grant, subject to the achievement of certain specified performance goals.

(17)	Restricted stock was granted on November 15, 2006 and vests at a rate of 1/4th on each anniversary of the date of grant.

(18)	Restricted stock was granted on May 15, 2008 and vests at a rate of 1/4th on each anniversary of the date of grant.

(19)	Restricted stock was granted on September 15, 2006 and vests at a rate of 1/4th on each August 29th following the date of grant.

(20)	Due to the resignation of Messrs. Fister, Miller and Porter from their executive officer positions, each of their unexercised stock options will terminate on the earlier of January 15, 2010 or the original expiration date set forth above. Due to the resignation of Mr. McKeithen from his executive officer position, his unexercised stock options will terminate on the earlier of February 28, 2010 or the original expiration date set forth above.

(21)	Stock option was granted on the date seven years prior to the expiration date.

(22)	Restricted stock was granted on February 8, 2006 and vests at a rate of 1/4th on each anniversary of the date of grant, subject to the achievement of certain specified performance goals.

(23)	Restricted stock was granted on February 2, 2007 and vests at a rate of 1/4th on each anniversary of the date of grant, subject to the achievement of certain specified performance goals.

(24)	Restricted stock was granted on February 1, 2008 and vests at a rate of 1/4th on each anniversary of the date of grant, subject to the achievement of certain specified performance goals.

The following table sets forth information with respect to the stock awards vested during fiscal 2008. No stock options were exercised by the executive officers listed below during fiscal 2008.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2008

	Stock Awards
	Number of Shares
	Acquired on	Value Realized on
	Vesting	Vesting
Name	(#)	($)(1)

Lip-Bu Tan	—	$—
Charlie Huang	5,000	72,300
Kevin S. Palatnik	29,375	285,256
James J. Cowie	16,875	122,744
Chi-Ping Hsu	8,750	34,388
Nimish H. Modi	6,250	49,938
Michael J. Fister	89,507	961,437
R.L. Smith McKeithen	77,500	423,250	(2)
James S. Miller, Jr.	87,500	750,625
William Porter	70,834	760,799

(1)	Value based on the closing price of Cadence common stock on the date of vesting.

(2)	Includes stock awards for which the vesting schedules were accelerated in connection with the resignation of Mr. McKeithen from his executive officer position on October 15, 2008.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2008

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance
	Last FY	Last FY	Last FY	Distributions	at Last FYE
Name	($)(1)	($)	($)	($)	($)

Lip-Bu Tan	$—	$—	$2,474	$—	$84,100
Charlie Huang	—	—	—	—	—
Kevin S. Palatnik	290,153	—	(907,365)	80,631	1,641,462
James J. Cowie	42,489	—	(80,217)	—	197,722
Chi-Ping Hsu	—	—	—	—	—
Nimish H. Modi	—	—	—	—	—
Michael J. Fister	81,664	—	(88,678)	—	451,116
R.L. Smith McKeithen	—	—	(241,736)	767,197	0
James S. Miller, Jr.	—	—	—	—	—
William Porter	264,937	—	(1,702,770)	—	3,751,934

(1)	All executive contributions are reported as either salary, bonus or non-equity incentive plan compensation in the Summary Compensation Table above.

Executive officers may elect to defer up to 80% of their base salary and up to 100% of the non-equity incentive plan compensation payable to them under the Deferred Compensation Plan. These deferred compensation payments are held in accounts with values indexed to the performance of selected mutual funds or money market accounts. Executive officers may elect to receive distributions from their account upon termination of employment with Cadence, the passage of a specified number of years or the attainment of a specified age, whichever event occurs first. In addition, executive officers may elect a lump-sum payment or monthly installments over a five or ten year period.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AND
EMPLOYMENT CONTRACTS

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment or change in control and assuming termination of employment had occurred on January 3, 2009 (based upon the closing price of Cadence common stock on January 2, 2009 of $3.84 per share), given the compensation and service levels of Mr. Tan and the Named Executive Officers who are currently executive officers of Cadence. In addition to the benefits described below, upon any termination of employment, Mr. Tan and each of the Named Executive Officers who are currently executive officers of Cadence would also be entitled to the amount shown in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation for Fiscal Year 2008 table above.

Employment Agreements

Messrs. Cowie, Huang and Palatnik

As of January 3, 2009, Cadence had employment agreements with each of Messrs. Cowie, Huang and Palatnik. These employment agreements generally provide for the payment of benefits if the executive’s employment with Cadence is terminated either by Cadence without “cause” (as defined below) or by the executive in connection with a “constructive termination” (as defined below). In addition, these employment agreements provide for certain benefits upon a termination of employment due to death or “permanent disability” (as defined below). Each of these employment agreements also provides for enhanced benefits upon a termination either by Cadence without “cause” or by the executive in connection with a “constructive termination” that occurs during the period commencing three months before a “change in control” (as defined below) of Cadence and ending thirteen (13) months following such “change in control.” These employment agreements do not provide for any benefits upon a termination by Cadence for “cause” or upon the executive’s resignation other than in connection with a “constructive termination.”

For purposes of the employment agreements with Messrs. Cowie, Huang and Palatnik, “cause,” “constructive termination,” “change in control” and “permanent disability” are defined as follows.

“Cause” generally means an executive’s:

•	gross misconduct or fraud in the performance of his duties under the employment agreement;

•	conviction or guilty plea or plea of nolo contendere with respect to any felony or act of moral turpitude;

•	engaging in any material act of theft or material misappropriation of company property in connection with his employment;

•	material breach of the employment agreement, after written notice is delivered to the executive of such breach;

•	material breach of Cadence’s Employee Proprietary Information and Inventions Agreement (as defined in the employment agreement);

•	material failure/refusal to perform the assigned duties, and, where such failure/refusal is curable; or

•	material breach of Cadence’s Code of Business Conduct, as such code may be revised from time to time.

“Constructive termination” generally means the occurrence of any one of the following events:

•	a material adverse change, without the executive’s written consent, in the executive’s authority, duties or title causing the executive’s position to be of materially less stature or responsibility; provided, however, that for Messrs. Cowie and Palatnik such material adverse change shall be deemed to occur if the executive is removed from his position as General Counsel of Cadence, in the case of Mr. Cowie, or as CFO of Cadence, in the case of Mr. Palatnik;

•	any change, without the executive’s written consent, to the executive’s reporting structure causing the executive to no longer report to the CEO;

•	a reduction, without the executive’s written consent, in the executive’s base salary in effect by more than 10% or a reduction by more than 10% in the executive’s stated target bonus in effect under a bonus plan;

•	a relocation of the executive’s principal place of employment by more than thirty (30) miles, unless the executive consents in writing to such relocation;

•	any material breach by Cadence of any provision of the employment agreement;

•	any failure by Cadence to obtain the written assumption of the employment agreement by any successor to Cadence; or

•	other than for Mr. Huang, in the event the executive, prior to a “change in control,” is identified as an executive officer of Cadence for purposes of the rules promulgated under Section 16 of the Exchange Act and following a “change in control” in which Cadence or any successor remains a publicly traded entity, the executive is not identified as an executive officer for purposes of Section 16 of the Exchange Act at any time within one year after the “change in control.”

“Change in control” generally means the occurrence of any one of the following events:

•	any person acquires more than 50% of the total voting power represented by Cadence’s then outstanding voting securities;

•	any person acquires in one transaction (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) more than 30% of the total voting power represented by Cadence’s then outstanding voting securities;

•	if a majority of the members of the Board are replaced in any two-year period other than in specific circumstances;

•	the consummation of a merger or consolidation of Cadence with any other corporation if such merger or consolidation is approved by the stockholders of Cadence, other than a merger or consolidation in which the holders of Cadence’s outstanding voting securities immediately prior to such merger or consolidation receive securities possessing at least 80% of the total voting power represented by the outstanding voting securities of the surviving entity immediately after such merger or consolidation; or

•	the consummation of the liquidation, sale or disposition by Cadence of all or substantially all of Cadence’s assets if such liquidation, sale or disposition is approved by the stockholders of Cadence.

“Permanent disability” generally means any medically determinable physical or mental impairment that can reasonably be expected to result in death or that has lasted or can reasonably be expected to last for a continuous period of not less than twelve (12) months and that renders the executive unable to perform effectively all of the essential functions of his position pursuant to his employment agreement, with or without reasonable accommodation.

Under the employment agreements with Messrs. Cowie, Huang and Palatnik in effect on January 3, 2009, if the executive’s employment is terminated by Cadence without “cause” (and not due to death or “permanent disability”) or if the executive terminates his employment in connection with a “constructive termination,” the executive will be entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. These transition agreements provide for the following payments and benefits:

•	continued employment by Cadence, for up to one year after the executive’s termination, as a non-executive employee at a monthly salary of $4,000 per month, payable for up to six months commencing on the first pay date that is more than thirty (30) days following the date that is six months following the date of his termination;

•	provided the executive elects COBRA coverage, continued coverage for up to one year under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense;

•	accelerated vesting, as of the date of the executive’s termination, of his outstanding and unvested equity compensation awards, other than awards with performance-based vesting criteria, that would have vested over the succeeding 12-month period; provided that, if the executive remains employed pursuant to his transition agreement through the end of the applicable performance period, unvested equity compensation awards that are subject to performance-based vesting criteria and that are outstanding as of the date of his termination shall continue to vest through the end of the applicable performance period; provided any such performance period ends within twelve (12) months of his termination and only to the extent the applicable performance conditions are satisfied;

•	a lump-sum payment equal to one year’s base salary at the highest rate in effect during the executive’s employment, payable on the thirtieth (30th) day following the date that is six months after the date of his termination; and

•	a lump-sum payment equal to 75% of one year’s base salary at the highest rate in effect during the executive’s employment, payable thirty (30) days following termination of the transition agreement.

In addition, the employment agreements with Messrs. Cowie, Huang and Palatnik in effect on January 3, 2009 provide that if, within three months before or thirteen (13) months after a “change in control,” an executive’s employment is terminated without “cause” or the executive terminates his employment in connection with a “constructive termination” (any such termination, a “Change of Control Termination”), then, in exchange for the executive’s execution and delivery of the transition agreement, all of the executive’s outstanding and unvested equity compensation awards will immediately vest in full. All other provisions of the transition agreement described in the paragraph above remain unchanged, except that the executives shall receive, in addition: (i) a lump-sum payment equal to 50% of one year’s base salary at the highest rate in effect during the executive’s employment, payable on the thirtieth (30th) day following the date that is six months after the date of his termination and (ii) a lump-sum payment equal to 37.5% of one year’s base salary at the highest rate in effect during the executive’s employment, payable thirty (30) days following termination of the transition agreement. As discussed in more detail in “Compensation Discussion and Analysis — Section 280G of the Internal Revenue Code of 1986,” the executives are not entitled to a tax gross-up in connection with any “excess parachute payments” paid upon a “change in control,” but instead are entitled to the best after-tax alternative.

Under the employment agreements with Messrs. Cowie, Huang and Palatnik in effect on January 3, 2009, if the executive’s employment is terminated due to the executive’s death or “permanent disability,” the executive will be entitled to the following payments and benefits if his estate executes and delivers a release agreement:

•	accelerated vesting, as of the date of the executive’s termination of employment, of his outstanding and unvested equity compensation awards that would have vested over the succeeding 12-month period, and such awards and all previously vested equity awards shall remain exercisable for twenty-four (24) months from the date of the executive’s termination of employment (but not later than the expiration of the term of the applicable award); and

•	solely in the case of termination due to “permanent disability,” and provided the executive elects COBRA coverage, continued coverage for twelve (12) months under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense.

The receipt of benefits following termination under each of the employment agreements in effect on January 3, 2009 is contingent upon the affected executive delivering and not revoking a general release in favor of Cadence. In addition, the post-termination benefits provided for under these employment agreements, except upon death or “permanent disability,” are contingent upon the affected executive complying with the terms of an Executive Transition and Release Agreement. These transition agreements provide that the affected executive will continue to provide services to Cadence for a one-year transition period. During this one-year transition period, the executive is entitled to receive the termination payments described above, is prohibited from competing with Cadence, soliciting employees of Cadence or interfering with Cadence’s relationship with its current or prospective clients, customers, joint-venture partners or financial backers, and must provide Cadence with continued cooperation in matters related to his employment. Any violation of the provisions of the transition agreement would result in the cessation of Cadence’s obligation to provide the then unpaid portion of the affected executive’s termination benefits.

Messrs. Hsu, Modi and Tan

As of January 3, 2009, Cadence did not have an employment agreement with Mr. Hsu, Mr. Modi or Mr. Tan. Instead, Messrs. Hsu and Modi had offer letters that have been superseded by the employment agreements entered into in February 2009. Pursuant to the terms of Mr. Hsu’s offer letter, Mr. Hsu would have been entitled to receive a lump sum payment equal to one year’s base salary upon a termination of employment due to death or disability. Cadence entered into an employment with Mr. Tan in January 2009. Cadence’s employment agreements with Messrs. Hsu, Modi and Tan are generally similar to those of Messrs. Cowie, Huang and Palatnik described above, except that with respect to Mr. Tan’s agreement, upon a termination other than for “cause,” death or “permanent disability” or in connection with a “constructive termination,” Mr. Tan will be entitled to the following: (i) accelerated vesting of equity (both performance-based and non performance-based) will be based upon an 18-month period rather than, in the case of the other executives, a 12-month period; (ii) both lump-sum payments will be based on 100% of base salary, rather than, in the case of the other executives, 100% for the first lump-sum payment and 75% for the second; and (iii) in connection with a “change in control,” the additional lump-sum payments will each be based on 50% of base salary, rather than, in the case of the other executives, 50% for the first lump-sum payment and 37.5% for the second. Additionally, with respect to any equity awards granted to Mr. Tan in the first year of his service as CEO (including his sign-on grants), the vesting of such awards (to the extent then unvested) shall continue after he ceases to serve as CEO if he voluntarily resigns his position as CEO other than in the event of a “constructive termination” so long as he continues to serve Cadence as an employee, director or consultant, with such additional vesting continuing until the lesser of eighteen (18) months or the number of full months he served as CEO.

The tables below set forth the estimated value of the potential payments to Mr. Tan and each Named Executive Officer who is currently an executive officer of Cadence, assuming the executive’s employment had terminated on January 3, 2009 under the employment agreement or offer letter in effect on January 3, 2009, and, for purposes of the second table below, that a change in control of Cadence had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments. The potential payments that could become payable to Messrs. Hsu, Modi and Tan pursuant to their new employment agreements are not reflected in the tables below because such employment agreements were executed after January 3, 2009.

Potential Payments and Benefits Upon a Termination of Employment by Cadence
Without Cause or by Executive in Connection with a Constructive Termination Not in Connection with a Change in Control

		Lump Sum	Lump Sum
		Payment	Payment	Company-			Vesting of
	Transition	(6 Months	(12 Months	Paid	Vesting of		Restricted
	Period	After	After	COBRA	Stock		Stock	Pre-Tax
	Salary	Termination)	Termination)	Premiums	Options		Awards	Total
Name	($)	($)	($)	($)	($)		($)(1)	($)

Lip-Bu Tan	$—	$—	$—	$—	$—		$—	$—
Charlie Huang	24,000	350,000	262,500	0	0	(2)	48,000	684,500
Kevin S. Palatnik	24,000	400,000	300,000	14,724	0	(2)	148,800	887,524
James J. Cowie	24,000	350,000	262,500	14,835	0	(2)	86,400	737,735
Chi-Ping Hsu	—	—	—	—	—		—	—
Nimish H. Modi	—	—	—	—	—		—	—

(1)	These amounts are calculated assuming that the market price per share of Cadence common stock on the date of termination of employment was equal to the closing price of Cadence common stock on January 2, 2009 of $3.84 per share.

These amounts include stock awards that would continue to vest through the end of the applicable performance period provided any such performance period ends within twelve months following January 3, 2009 and assume the achievement of certain specified performance goals. Upon the conclusion of the performance period, the stock awards would immediately vest to the extent that they would have vested over twelve (12) months following January 3, 2009.

(footnotes continue on following page)

(2)	Upon acceleration, using the closing price of Cadence common stock on January 2, 2009 of $3.84 per share, all of the stock options that would have been subject to acceleration had exercise prices significantly higher than $3.84 per share and the acceleration would have had no value.

Potential Payments and Benefits Upon a Termination of Employment by Cadence
Without Cause or by Executive in Connection with a Constructive Termination for
Good Reason Within 3 Months Prior to or 13 Months Following a Change in Control

		Lump Sum	Lump Sum
		Payment	Payment	Company-			Vesting of
	Transition	(6 Months	(12 Months	Paid	Vesting of		Restricted
	Period	After	After	COBRA	Stock		Stock	Pre-Tax
	Salary	Termination)	Termination)	Premiums	Options		Awards	Total
Name	($)	($)	($)	($)	($)		($)(1)	($)(2)

Lip-Bu Tan	$—	$—	$—	$—	$0	(3)	$—	$0
Charlie Huang	24,000	525,000	393,750	0	0	(4)	153,600	1,096,350
Kevin S. Palatnik	24,000	600,000	450,000	14,724	0	(4)	403,200	1,491,924
James J. Cowie	24,000	525,000	393,750	14,835	0	(4)	259,200	1,216,785
Chi-Ping Hsu	—	—	—	—	—		—	—
Nimish H. Modi	—	—	—	—	—		—	—

(1)	These amounts are calculated assuming that the market price per share of Cadence common stock on the date of termination of employment was equal to the closing price of Cadence common stock on January 2, 2009 of $3.84 per share.

(2)	Assuming a base amount under Section 280G of the Code based on taxable wages for the years 2003 through 2007 and annualized for the year in which the executive commenced employment with Cadence (if after 2001), none of the payments to the Named Executive Officers set forth in this table would be subject to the excise tax under Section 4999 of the Code.

(3)	Mr. Tan’s option to purchase 25,000 shares of Cadence common stock granted under the Directors Plan that was outstanding as of January 3, 2009 would have been subject to acceleration upon a Change in Control pursuant to the terms of the Directors Plan. However, using the closing price of Cadence common stock on January 2, 2009 of $3.84 per share, Mr. Tan’s stock option had an exercise price significantly higher than $3.84 per share and the acceleration would have had no value.

(4)	Upon acceleration, using the closing price of Cadence common stock on January 2, 2009 of $3.84 per share, all of the stock options that would have been subject to acceleration had exercise prices significantly higher than $3.84 per share and the acceleration would have had no value.

Potential Payments and Benefits Upon a Termination of Employment by Reason of Death or
due to Permanent Disability

The table below sets forth the estimated value of the potential payments to Mr. Tan and each Named Executive Officer who is currently an executive officer of Cadence, assuming the executive’s employment had terminated on January 3, 2009 by reason of the executive’s death or “permanent disability.” Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

		Company- Paid
		COBRA Premiums				Pre-Tax Total
		(Upon Termination			Vesting of	(Upon Termination of	Pre-Tax Total
		of Employment due	Vesting of		Restricted	Employment due	(Upon Termination of
	Lump Sum	to Permanent	Stock		Stock	to Permanent	Employment due
	Payment	Disability)	Options		Awards	Disability)	to Death)
Name	($)	($)	($)		($)(1)	($)	($)

Lip-Bu Tan	$—	$—	$—		$—	$—	$—
Charlie Huang	—	0	0	(2)	48,000	48,000	48,000
Kevin S. Palatnik	—	14,724	0	(2)	148,800	163,524	148,800
James J. Cowie	—	14,835	0	(2)	86,400	101,235	86,400
Chi-Ping Hsu(3)	350,000	—	—		—	350,000	350,000
Nimish H. Modi	—	—	—		—	—	—

(1)	These amounts are calculated assuming that the market price per share of Cadence common stock on the date of termination of employment was equal to the closing price of Cadence common stock on January 2, 2009 of $3.84 per share.

(2)	Upon acceleration, using the closing price of Cadence common stock on January 2, 2009 of $3.84 per share, all of the stock options that would have been subject to acceleration had exercise prices significantly higher than $3.84 per share and the acceleration would have had no value.

(3)	Pursuant to the terms of Mr. Hsu’s offer letter, which was superseded by an employment agreement entered into in February 2009, upon termination of employment due to death or “disability,” Mr. Hsu would have received a lump sum payment equal to one year’s base salary.

EXECUTIVE RELEASE AND TRANSITION AGREEMENTS WITH MESSRS. FISTER, MILLER AND PORTER

On October 15, 2008, Cadence entered into an Executive Release and Transition Agreement with each of Messrs. Fister, Miller and Porter as contemplated by their respective employment agreements. These transition agreements provide for each of them the termination of his executive officer position at Cadence as of October 15, 2008, which is referred to in this proxy statement as the Transition Commencement Date, and a monthly salary of $4,000 (commencing on the first payroll date that is more than thirty (30) days after the date that is six months after the Transition Commencement Date) until the “Termination Date,” which is the earliest to occur of (i) the date on which the former executive resigns from all employment with Cadence, (ii) the date on which Cadence terminates the former executive’s employment due to the breach of his duties or obligations under his transition agreement, or (iii) October 14, 2009. Until the Termination Date, each of Messrs. Fister, Miller and Porter is required to comply with non-solicitation and non-competition provisions in favor of Cadence.

In exchange for a release of claims and return of certain documents, materials and files related to Cadence, the transition agreements with Messrs. Fister, Miller and Porter provide for each of them, as applicable: (i) the immediate vesting of all of his outstanding, unvested equity compensation awards that are not performance-based and that otherwise would have vested during the period from October 15, 2008 through October 14, 2009 (or, in the case of Mr. Fister, October 15, 2008 through October 14, 2010), and the forfeiture of all of his other outstanding, unvested equity compensation awards that are not performance-based; and (ii) if the former executive remains employed pursuant to his transition agreement through the end of the applicable performance period, unvested equity compensation awards that are performance-based and that are held by the former executive on the Transition Commencement Date will continue to vest through the end of the applicable performance period and, upon the conclusion of the performance period, such awards shall immediately vest to the extent they would have vested on or before October 14, 2009 (or, in the case of Mr. Fister, on or before October 14, 2010), provided any such performance period ends on or before October 14, 2009 (or, in the case of Mr. Fister, on or before October 14, 2010), but only to the extent performance conditions are satisfied.

In addition, for each of Messrs. Fister, Miller and Porter, as applicable, if the former executive elects to continue coverage under Cadence’s medical, dental and vision insurance plans pursuant to COBRA, Cadence will pay his COBRA premiums (and, for Mr. Fister, the premiums of his qualified beneficiaries) until the Termination Date.

Further, for each of Messrs. Fister, Miller and Porter, as applicable, provided that the former executive does not resign from employment with Cadence and Cadence does not terminate his employment due to the breach of his duties or obligations under his transition agreement, and provided the former executive delivers additional releases to Cadence: (i) on or about the thirtieth (30th) day following the date that is six months after the Transition Commencement Date, Cadence will provide the following lump-sum payments: $3,000,000 to Mr. Fister, $450,000 to Mr. Porter and $400,000 to Mr. Miller; (ii) on or about the thirtieth (30th) day following the Termination Date, Cadence will provide the following additional lump-sum payments: $450,000 to Mr. Porter and $400,000 to Mr. Miller; and (iii) Cadence will provide Mr. Fister with an aggregate of $1,000,000, payable in equal pro-rata installments on each payroll date commencing on the first payroll date coincident with or following the thirtieth (30th) day following the date that is six months after the Transition Commencement Date, and continuing on each payroll date thereafter until the Termination Date. In each case, such payments will be subject to applicable tax withholdings and deductions.

ADDITIONAL AGREEMENTS WITH MESSRS. MILLER AND PORTER

Cadence also entered into agreements, effective October 15, 2008, with Messrs. Miller and Porter in connection with the execution by each of them of his respective Executive Transition and Release Agreement, whereby each of Messrs. Miller and Porter, as applicable, agreed to provide services to Cadence related to the transition of his prior executive responsibilities for six months following his resignation as an executive officer of Cadence, in consideration of a monthly salary equal to the monthly salary to which he was entitled as an executive officer of Cadence immediately prior to his resignation, which in the case of Mr. Porter is $37,500 and in the case of Mr. Miller is $33,333, with all such amounts being reduced by applicable tax withholdings and deductions.

AMENDED AND RESTATED FIRST AMENDMENT TO EMPLOYMENT AGREEMENT WITH MR. MCKEITHEN

Mr. McKeithen resigned from his position as Executive Vice President, Corporate Affairs effective October 15, 2008. In connection with Mr. McKeithen’s resignation and in addition to certain benefits to which he was entitled under his employment agreement for a termination without cause (as described below), Cadence and Mr. McKeithen entered into the Amended and Restated First Amendment to Employment Agreement, effective October 15, 2008, which is referred to in the proxy statement as the First Amendment. Pursuant to the First Amendment, (i) Cadence agreed to extend the period during which Mr. McKeithen is entitled to exercise his vested options until the earlier of February 28, 2010 or the expiration of the original term of the option, (ii) Mr. McKeithen agreed to continue to provide services to Cadence on a part-time basis from October 15, 2008 until November 30, 2008 and receive a monthly salary during such period of $33,333.33, less applicable tax withholdings and deductions, and (iii) Mr. McKeithen’s severance was reduced by the amount payable under clause (ii) above. Pursuant to the First Amendment, Mr. McKeithen’s employment with Cadence terminated on November 30, 2008.

Pursuant to Mr. McKeithen’s employment agreement, as amended, upon a termination without cause, in exchange for a release of claims, he became entitled to the following: (i) the immediate vesting on November 30, 2008 of all of his outstanding, unvested stock options and other outstanding stock awards that would otherwise have vested in the period from November 30, 2008 through March 31, 2010; (ii) if Mr. McKeithen elects to continue coverage under Cadence’s medical, dental and vision insurance plans pursuant to COBRA, Cadence will pay his COBRA premiums for the entire period for which Mr. McKeithen or a qualified beneficiary is eligible to receive such coverage pursuant to COBRA; and (iii) on or about May 31, 2009, a lump-sum payment of $1,333,333, which is equal to the base salary and target bonus Mr. McKeithen would have earned had he remained employed through March 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Cadence’s equity compensation plans, including its equity incentive plans and employee stock purchase plans, as of January 3, 2009.

			Number of Securities
			Remaining Available
	Number of Securities	Weighted-Average	for Future Issuance
	to be Issued Upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
Plan Category	Warrants and Rights	and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	8,080,159 (1)	$16.67	14,048,137 (2)
Equity compensation plans not approved by security holders	28,795,756 (3)	$15.48	4,855,728
Total	36,875,915	$15.74	18,903,865

(1)	This amount excludes purchase rights accruing under the Employee Plan for which remaining available rights are included in column (c). Under the Employee Plan, each eligible employee may purchase shares of Cadence common stock at six-month intervals at a purchase price per share equal to 85% of the lower of the fair market value of Cadence common stock on (i) the first day of an offering period (currently, six months in duration), or (ii) the last day of the offering period.

(2)	This amount includes 6,057,215 shares available for issuance under the Employee Plan as of January 3, 2009. Since Cadence did not have a sufficient number of authorized shares of common stock available under the Employee Plan to permit all Employee Plan participants to purchase Cadence common stock in the full amount of their contributions for the offering period ending on January 31, 2009, Cadence allocated the purchase on a pro rata basis and refunded the excess contributions. As of March 17, 2009, 6,481 shares remained available for issuance under the Employee Plan.

(3)	This amount excludes 2,692,273 shares subject to options assumed in connection with acquisitions at a weighted average exercise price of $10.86. No additional options may be granted under the assumed plans.

Cadence’s 1993 Nonstatutory Stock Incentive Plan, which is referred to in this proxy statement as the 1993 Plan, 1997 Nonstatutory Stock Incentive Plan, which is referred to in this proxy statement as the 1997 Plan, and 2000 Plan (which collectively are referred to below as the Plans) provide for the issuance of nonstatutory stock options, restricted stock, restricted stock units, stock bonuses and rights to acquire restricted stock to Cadence employees and consultants who are not executive officers, directors or beneficial owners of 10% or more of Cadence common stock. As of January 3, 2009:

•	Under the 1993 Plan, there were options to purchase 817,020 shares outstanding with a weighted average exercise price of $17.83, no shares subject to unvested restricted stock grants and 38,912 shares remaining available for grant of the 24,750,000 shares reserved for issuance;

•	Under the 1997 Plan, there were options to purchase 5,862,420 shares outstanding with a weighted average exercise price of $11.34, 1,175,980 shares subject to unvested restricted stock grants and 1,653,002 shares remaining available for grant of the 30,000,000 shares reserved for issuance; and

•	Under the 2000 Plan, there were options to purchase 22,116,316 shares outstanding with a weighted average exercise price of $16.49, 6,026,876 shares subject to unvested restricted stock grants and 3,163,814 shares remaining available for grant of the 50,000,000 shares reserved for issuance.

The exercise price of options granted under the Plans may not be less than the fair market value of a share of Cadence common stock on the grant date. Prior to January 1, 2007, the fair market value was the average of the high and low price of Cadence common stock on the grant date. For grants made since January 1, 2007, the fair market value is the closing price of Cadence common stock on the grant date. Options granted to new employees under the Plans generally become exercisable over a four-year period, with one-fourth of the shares vesting one year from the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments thereafter. Options granted to current employees under the Plans generally become exercisable over a four-year period, vesting in 48 equal monthly installments. Options granted under the Plans prior to October 1, 2006 generally expire ten years from the grant date and options granted under the Plans since October 1, 2006 expire seven years from the grant date. Awards of restricted stock granted under the Plans vest at the times and in installments determined by the Board. The vesting of options and restricted stock may be subject to continued employment, the passage of time and/or performance criteria deemed appropriate by the Board. Stock bonus awards and restricted stock awards granted under the Plans are subject to the terms and conditions determined by the Board.

CERTAIN TRANSACTIONS

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Board has adopted written Related Party Transaction Policies and Procedures which require that all “interested transactions” with “related parties” (each as defined below) be subject to approval or ratification in accordance with the procedures set forth therein.

An “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which:

•	The aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;

•	Cadence is a participant; and

•	Any “related party” has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity).

A “related party” covered by the policy is any:

•	Person who was or is (since the beginning of the last fiscal year for which Cadence has filed an Annual Report on Form 10-K or proxy statement) an executive officer, director or nominee for election as a director;

•	Greater than 5% beneficial owner of Cadence common stock; or

•	Immediate family member of the foregoing, which includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters- in law and anyone residing in such person’s home (other than tenants or employees).

The Corporate Governance and Nominating Committee reviews the material facts of all interested transactions and either approves or disapproves of the entry into the transaction. If advanced approval of an interested transaction is not feasible, the transaction is reviewed and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at that committee’s next scheduled meeting. In determining whether to approve or ratify an interested transaction, the Corporate Governance and Nominating Committee takes into account, among other appropriate factors, the extent of the related party’s interest in the transaction and whether the interested transaction is on terms no less favorable than terms generally available to unaffiliated third parties under similar circumstances. Directors may not participate in any discussion or approval of an interested transaction for which they are a related party.

The Corporate Governance and Nominating Committee has pre-approved or ratified the following categories of interested transactions:

•	Any employment by Cadence of an executive officer of Cadence if:

•	The related compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements, or

•	The executive officer is not an immediate family of another executive officer or director of Cadence, the related compensation would be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements if the executive officer was a named executive officer and the Compensation Committee approved (or recommended that the Board approve) such compensation;

•	Any compensation paid to a director if the compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements;

•	Any transaction with another company in which the related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues;

•	Any charitable contribution by Cadence to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, if the amount involved does not exceed the lesser of $100,000 or 2% of the charitable organization’s total annual receipts;

•	Any transaction where the related person’s interest arises solely from the ownership of Cadence common stock and all holders of Cadence common stock received the same benefit on a pro rata basis; and

•	Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under an indenture or similar services.

In addition, the Board has delegated to the Chairman of the Corporate Governance and Nominating Committee the authority to pre-approve or ratify any interested transaction with a related party in which the aggregate amount is expected to be less than $1,000,000.

TRANSACTIONS WITH RELATED PARTIES

In March 2007, 849 College Avenue, Inc., a subsidiary of Cadence, entered into an amended and restated residential housing lease with Kevin Bushby, who resigned as Cadence’s Executive Vice President, Worldwide Field Operations, effective October 15, 2008, and his spouse, and the lease was amended on July 29, 2008. As amended, the lease is referred to in this proxy statement as the Amended Lease. The Amended Lease provided for an initial term commencing on January 1, 2007 and ending on February 29, 2008, with aggregate annual rental payments of $90,000, comprised of monthly rental payments of $7,500, and provided Mr. and Mrs. Bushby the right to renew the term of the lease for up to four one-year renewal periods, which were exercisable only if Mr. Bushby was employed full time by Cadence at the time of the exercise. The Amended Lease may be terminated by either party upon 180 days prior written notice, provided that Cadence may not exercise its right to terminate the Amended Lease, except upon Mr. and Mrs. Bushby’s default thereunder, such that Mr. and Mrs. Bushby may retain their tenancy until 12 months following the date on which Mr. Bushby’s full time employment with Cadence ceased. The Amended Lease also provides Mr. and Mrs. Bushby with an option to purchase the property at any time during the term for a price equal to the greater of the property’s fair market value or the purchase price originally paid for the property by the Cadence subsidiary.

In 2000, Cadence loaned Mr. Cowie, at a time when he was not an executive officer, an aggregate principal amount of $200,000 to assist Mr. Cowie with expenses incurred in connection with his relocation to San Jose, California to begin employment with Cadence. The loan did not bear interest. Mr. Cowie repaid the loan in full on March 31, 2008 before his appointment as Senior Vice President and General Counsel and as an executive officer of Cadence.

The spouse of Mr. Huang has been employed by Cadence since 1990 and has held various engineering positions during her employment, most recently as Senior Engineering Manager. The total compensation of Mr. Huang’s spouse for the services provided to Cadence in fiscal 2008 as an employee is $160,522, which was calculated in the same manner as total compensation in the Summary Compensation Table and included the calculation of the fair value of her equity grant pursuant to SFAS No. 123R based on the price of Cadence common stock on the date the stock award was granted.

INDEMNIFICATION AGREEMENTS

Cadence’s Bylaws provide that Cadence will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Cadence’s Bylaws also authorize the Board to cause Cadence to enter into indemnification agreements with its directors, officers and employees and to purchase insurance on behalf of any person it is permitted to indemnify. Pursuant to these Bylaw provisions, Cadence has entered into indemnity agreements with each of its directors and executive officers, and has also purchased insurance on behalf of its directors and executive officers.

Each indemnity agreement provides, among other things, that Cadence will indemnify each signatory to the extent provided in the agreement for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the individual becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, to which the individual is or may be made a party by reason of his or her position as a director, officer, employee or other agent of Cadence, and otherwise as may be provided to the individual by Cadence under the non-exclusivity provisions of the Delaware General Corporation Law and Cadence’s Bylaws.

OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, which is referred to in this proxy statement as Section 16(a), requires the directors and executive officers of Cadence, and persons who beneficially own more than ten percent of a registered class of Cadence’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Cadence with copies of all Section 16(a) forms they file.

To Cadence’s knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers and directors and greater than ten percent beneficial owners were complied with on a timely basis.

STOCKHOLDER PROPOSALS AND NOMINATIONS

From time to time, Cadence stockholders submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the Board. Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in Cadence’s proxy statement and form of proxy in connection with the annual meeting of stockholders. Stockholder proposals must be submitted in writing to the Corporate Secretary of Cadence no later than November 27, 2009 to be included in the proxy statement and form of proxy relating to Cadence’s 2010 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in Cadence’s proxy statement and form of proxy.

Alternatively, under Cadence’s Bylaws, any director nominations or other business proposals which the stockholder does not seek to include in Cadence’s 2010 proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to Cadence’s Corporate Secretary no later than February 12, 2010, nor earlier than January 13, 2010, and must otherwise satisfy the requirements set forth in Cadence’s Bylaws. If the date of the 2010 Annual Meeting of Stockholders changes by more than thirty (30) days from the anniversary date of the 2009 Annual Meeting of Stockholders, stockholder proposals or nominations must be submitted in writing to Cadence’s Corporate Secretary no later than ten days following the first public announcement of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, Cadence may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

A stockholder’s notice must include: (A) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the candidate that is required to be disclosed in proxy solicitations for a contested election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, accompanied by the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Cadence’s books, and of such beneficial owner, (ii) the class and number of shares of Cadence common stock owned directly and indirectly and of record by such stockholder and beneficial owner, (iii) a representation that the stockholder intends to appear in person or proxy at the meeting to propose the nomination for director or other business, (iv) the class and number of shares of Cadence common stock beneficially owned (within the meaning of Section 13(d) of the Exchange Act) by such stockholder and beneficial owner as of the date of the notice, and a representation that such stockholder will notify Cadence in writing within five business days after the record date for such meeting of the class and number of Cadence shares beneficially owned by such stockholder or beneficial owner as of the record date for the meeting, (v) a description of any agreement, arrangement or understanding with respect to the nomination for director or other business between or among such stockholder or beneficial owner and any other person, (vi) a description of any agreement, arrangement or understanding that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner with the effect or intent to mitigate loss to, manage risk or benefit from changes in Cadence’s share price, or increase or decrease the voting power of the stockholder or beneficial owner, and (vii) a representation as to whether the stockholder or beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Cadence’s outstanding shares required to elect the director nominee or approve the other business and/or otherwise to solicit proxies from stockholders in support of the nomination or other business. If a stockholder intending to make a nomination of a director or to propose other business (other than matters brought under Rule 14a-8 under the Exchange Act) at an annual meeting pursuant to the terms set forth in Cadence’s Bylaws does not provide the information described in clause (C) above within five business days following the record date for the annual meeting, or the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the nomination of a director or other business, such nomination of a director or other business shall not be presented for stockholder action at the annual meeting and shall be disregarded, although the proxies in respect of such nomination or other business may have been received by Cadence.

Only candidates nominated in accordance with the procedures set forth above are eligible to serve as directors. Except as otherwise provided by law, the Chairman of a meeting determines whether a nomination or any business proposed to be brought before the annual meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in Cadence’s Bylaws and, if any proposed nomination or business is not in compliance with Cadence’s Bylaws, whether to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the 2009 Annual Meeting of Stockholders. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

James J. Cowie
Secretary

March 27, 2009

A COPY OF CADENCE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 3, 2009 CAN BE FOUND ON THE INTERNET AT HTTP://WWW.CADENCE.COM/
COMPANY/INVESTOR_RELATIONS/INDEX.ASPX OR, IF A STOCKHOLDER REQUESTED A PAPER COPY, IS BEING DELIVERED WITH THIS PROXY STATEMENT, AND IS ALSO AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CADENCE DESIGN SYSTEMS, INC., 2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134.

APPENDIX A

CADENCE DESIGN SYSTEMS, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.

(a) The Plan initially was established effective as of January 30, 1990 (the “Initial Plan”) and has been amended subsequently from time to time. The Initial Plan hereby is amended and restated in its entirety as the Amended and Restated Employee Stock Purchase Plan effective as of the date of its adoption. The terms of the Initial Plan shall remain in effect and apply to all Rights granted pursuant to the Initial Plan.

(b) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase Shares of the Company.

(c) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(d) The Company intends that the Rights to purchase Shares granted under the Plan be considered options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

2. Definitions.

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the United States Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of the Board appointed by the Board in accordance with subsection 3(c) of the Plan.

(e) “Company” means Cadence Design Systems, Inc., a Delaware corporation.

(f) “Director” means a member of the Board.

(g) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering Memorandum for eligibility to participate in the Offering.

(h) “Employee” means any person, including Officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director’s fee shall be sufficient to constitute “employment” by the Company or the Affiliate.

(i) “Employee Stock Purchase Plan” means a plan that grants rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(j) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on the New York Stock Exchange or any other established stock exchange or traded on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or, in the event that the security is traded on more than one such exchange or market, the exchange or market with the greatest volume of trading in the relevant security of the Company) on the trading day occurring on or closest to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable, and on the date as determined more precisely in the Offering Memorandum.

(l) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(m) “Offering” means the grant of Rights to purchase Shares under the Plan to Eligible Employees.

(n) “Offering Date” means a date selected by the Board for an Offering to commence.

(o) “Offering Memorandum” means a memorandum describing the terms of the then current or otherwise relevant Offering.

(p) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(q) “Participant” means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

(r) “Plan” means this Amended and Restated Employee Stock Purchase Plan.

(s) “Purchase Date” means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(t) “Right” means an option to purchase Shares granted pursuant to the Plan.

(u) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

(v) “Securities Act” means the United States Securities Act of 1933, as amended.

(w) “Share” means a share of the common stock of the Company.

3. Administration.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Rights to purchase Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Section 14.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4. Shares Subject to the Plan.

(a) Subject to the provisions of Section 13 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate 66,500,000 Shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.

(b) The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise.

5. Grant of Rights; Offering.

(a) The Board may from time to time grant or provide for the grant of Rights to purchase Shares of the Company under the Plan to Eligible Employees in an Offering on one or more Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering Memorandum or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b) If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.

6. Eligibility.

(a) Rights may be granted only to Employees of the Company or, as the Board may designate as provided in subsection 3(b), to Employees of an Affiliate. Except as provided in subsection 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Right is granted shall be the “Offering Date” of such Right for all purposes, including determination of the exercise price of such Right;

(ii) the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

(c) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subsection 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

(d) An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase Shares of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the fair market value of such Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

(e) The Board may provide in an Offering that Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7. Rights; Purchase Price.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

(i) with a percentage designated by the Board not exceeding fifteen percent (15%) of such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

(ii) with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering and/or (2) shall be contributed, in whole or in part, by such Employee during such period.

(b) The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum amount of Shares that may be purchased by any Participant as well as a maximum aggregate amount of Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate amount of Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(d) The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

8. Participation; Withdrawal; Termination.

(a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering Memorandum, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Employee’s Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

(b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the Participant) under the Offering, without interest unless otherwise specified in the Offering, and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee’s employment with the Company and its designated Affiliates for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the terminated Employee) under the Offering, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9. Exercise.

(a) On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of Shares up to the maximum amount of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Shares shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering and permitted by law.

(b) Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of Shares that is equal to the amount required to purchase one or more whole Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(c) The amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of Shares that is less than the amount required to purchase one whole Share on the final Purchase Date of the Offering shall be carried forward, without interest, into the next Offering.

(d) No Rights granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

10. Covenants of the Company.

(a) During the terms of the Rights granted under the Plan, the Company shall ensure that the amount of Shares required to satisfy such Rights are available.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Rights unless and until such authority is obtained.

11. Use of Proceeds from Shares.

Proceeds from the sale of Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12. Rights as a Stockholder and Employee.

(a) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Rights granted under the Plan unless and until the Participant’s Shares acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

(b) Neither the Plan nor the grant of any Right thereunder shall confer any right on any Employee to remain in the employ of the Company or any Affiliate or restrict the right of the Company or any Affiliate to terminate such Employee’s employment.

13. Adjustments Upon Changes in Securities.

(a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each Right under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under a Right (collectively, the “Reserves”), as well as the price per Share covered by each Right under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or the payment of stock dividend (but only on the Common Stock) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Right.

(b) In the event of the proposed dissolution or liquidation of the Company, any and all Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the Rights under the Plan shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Right. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation or a parent or subsidiary of such successor corporation when the Company is not the surviving corporation, any and all Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, and in lieu of assumption or substitution of the Rights, provide that each Participant shall have the right to exercise his or her Right. If the Board makes a Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Participant that the Right shall be fully exercisable for a period of twenty (20) days from the date of such notice (or such other period of time as the Board shall determine), and the Right shall terminate upon the expiration of such period.

(c) The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding Right, in the event that the Company effects one or more reorganizations, recapitalizations, rights offering, or other increases or reductions of outstanding Shares, and in the event of the Company being consolidated with or merged into any other corporation.

14. Amendment of the Plan.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or other securities exchange listing requirements. Currently under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

(i) Increase the amount of Shares reserved for Rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.

(c) Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan without the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

15. Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Termination or Suspension of the Plan.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Shares subject to the Plan’s reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17. Effective Date of Plan.

The Plan shall become effective upon adoption by the Board.

18. Reorganization of Cadence Design Foundry Business.

Nothing in this Plan shall be construed to restrict the ability of the Company to effect the transactions, amendments and termination described in Section A.2. of that certain Plan of Reorganization for Cadence Design Foundry Business, adopted by the Board on October 30, 2002, and the Plan shall hereby deemed to be amended in accordance therewith; provided that such transactions shall be effected in a manner consistent with applicable law.

PROXY
Cadence Design Systems, Inc.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 13, 2009
     The undersigned hereby appoints Lip-Bu Tan, Kevin S. Palatnik and James J. Cowie, or any of them, each with power of substitution, to attend and to represent the undersigned at the 2009 Annual Meeting of Stockholders of Cadence Design Systems, Inc., to be held at the offices of Cadence Design Systems, Inc. located at 2655 Seely Avenue, Building 10, San Jose, California 95134, on May 13, 2009 at 1:00 p.m. Pacific time and any continuation or adjournment thereof, and to vote the number of shares of common stock of Cadence the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy previously given by the undersigned with respect to such shares of common stock is hereby revoked.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CADENCE.
     THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR EACH OF THE SEVEN NOMINEES FOR ELECTION, FOR PROPOSAL 2, AND FOR PROPOSAL 3. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE 2009 ANNUAL MEETING OF STOCKHOLDERS, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXIES NAMED ABOVE MAY DETERMINE IN THEIR SOLE DISCRETION.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE ▲
You can now access your Cadence Design Systems, Inc. account online.
Access your Cadence Design Systems, Inc. stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Cadence Design Systems, Inc. now makes it easy and convenient to get current information on your stockholder account.

• View account status	• Make address changes
• View certificate history	• Obtain a duplicate 1099 tax form
• View book-entry information	• Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-877-899-9107

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CADENCE DESIGN SYSTEMS, INC.

Please mark your votes as indicated in this example	☒

1.	ELECTION OF DIRECTORS	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

	01 Donald L. Lucas	☐	☐	☐	05 Roger S. Siboni	☐	☐	☐	2.	Approval of an amendment to the Cadence Amended and Restated Employee Stock Purchase Plan.	☐	☐	☐
	02 Alberto Sangiovanni-Vincentelli	☐	☐	☐	06 John A.C. Swainson	☐	☐	☐
	03 George M. Scalise	☐	☐	☐	07 Lip-Bu Tan	☐	☐	☐	3.	Ratification of the selection of KPMG LLP as the independent registered public accounting firm of Cadence for its fiscal year ending January 2, 2010.	☐	☐	☐
	04 John B. Shoven	☐	☐	☐
										Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt of: (a) Notice of Internet Availability of Proxy Materials, (b) Notice of Annual Meeting of Stockholders of Cadence, (c) accompanying Proxy Statement, and (d) Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

Mark Here for Address Change or Comments SEE REVERSE	☐	Will Attend Meeting	☐	YES

Signature	Signature	Date

NOTE: Please sign as name appe ars hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time on May 12, 2009.

Important notice regarding the Internet availability of proxy materials for the 2009 Annual Meeting of Stockholders.
The 2009 Proxy Statement and the 2008 Annual Report are available at:
http://bnymellon.mobular.net/bnymellon/cdns

INTERNET
http://www.proxyvoting.com/cdns
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.